Filed Pursuant to Rule 424(b)(2)
Registration No. 333-229735

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
0.500% Notes due 2033	€600,000,000	99.826%	€598,956,000	$77,212.95(1)
1.125% Notes due 2051	€500,000,000	97.773%	€488,865,000	$63,020.84(1)
1.375% Notes due 2061	€700,000,000	97.825%	€684,775,000	$88,276.10(1)
1.625% Notes due 2043	£250,000,000	97.868%	£244,670,000	$36,735.59(2)
Total				$265,245.48

(1)

Calculated in accordance with Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), based upon the euro/dollar rate of exchange of €1/$1.1816 as of September 8, 2021, as reported by Bloomberg.

(2)	Calculated in accordance with Rule 456(b) and Rule 457(r) of the Securities Act based upon the GBP/dollar rate of exchange of £1/$1.3762 as of September 8, 2021, as reported by Bloomberg.

Prospectus Supplement

(To Prospectus dated February 19, 2019)

€1,800,000,000

£250,000,000

Eli Lilly and Company

€600,000,000 0.500% Notes Due 2033

Interest payable on September 14

€500,000,000 1.125% Notes Due 2051

Interest payable on September 14

€700,000,000 1.375% Notes Due 2061

Interest payable on September 14

£250,000,000 1.625% Notes Due 2043

Interest payable on September 14

We are offering €600,000,000 aggregate principal amount of 0.500% notes due 2033 (the “sustainability notes”), which will mature on September 14, 2033. We are offering €500,000,000 aggregate principal amount of 1.125% notes due 2051 (the “1.125% notes”), which will mature on September 14, 2051. We are offering €700,000,000 aggregate principal amount of 1.375% notes due 2061 (the “1.375% notes” and, collectively with the sustainability notes and the 1.125% notes, the “euro notes”), which will mature on September 14, 2061. We are offering £250,000,000 aggregate principal amount of 1.625% notes due 2043 (the “GBP notes” and, together with the euro notes, the “notes”), which will mature on September 14, 2043. However, we may redeem some or all of the notes at any time at the prices described under the section entitled “Description of the Notes—Optional Redemption.” In addition, each series of notes may be redeemed, at our option, as a whole, but not in part, in the event of certain developments affecting U.S. taxation, as described in this prospectus supplement under the section entitled “Description of the Notes—Redemption Upon a Tax Event.”

We intend to allocate an amount equal to the net proceeds from the offering of the sustainability notes to finance or refinance, in whole or in part, one or more new or existing Eligible Projects (as defined below) as described under the section entitled “Use of Proceeds.”

Investing in the notes involves risks. See the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement and the risks discussed elsewhere in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2020.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Underwriting Discounts	Proceeds to Us (Before Expenses)(1)
Per sustainability note	99.826%	0.450%	99.376%
Total	€598,956,000	€2,700,000	€596,256,000
Per 1.125% note	97.773%	0.625%	97.148%
Total	€488,865,000	€3,125,000	€485,740,000
Per 1.375% note	97.825%	0.675%	97.150%
Total	€684,775,000	€4,725,000	€680,050,000
Per GBP note	97.868%	0.550%	97.318%
Total	£244,670,000	£1,375,000	£243,295,000

(1)	Plus accrued interest from September 14, 2021, if any, if settlement occurs after such date.

Currently, there are no public markets for the notes. We intend to apply to list the notes on the New York Stock Exchange (“NYSE”), and we expect trading on the NYSE to begin within 30 days after the initial issuance of the notes. If obtained, we have no obligation to maintain any such listing and we may delist any series of the notes at any time.

The underwriters expect to deliver the notes to investors in book-entry form through the facilities of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), on or about September 14, 2021, against payment in immediately available funds.

Joint Book-Running Managers

BofA Securities	Barclays	BNP PARIBAS	Citigroup	Deutsche Bank
Sustainability Structuring Agent

Senior Co-Managers

Academy Securities	CastleOak Securities, L.P.	R. Seelaus & Co., LLC	Ramirez & Co., Inc.

Co-Managers

C.L. King & Associates	Drexel Hamilton	Loop Capital Markets	Penserra Securities LLC

The date of this prospectus supplement is September 8, 2021

We are responsible for the information contained in this prospectus supplement, the accompanying prospectus and any permitted free writing prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give. We are not, and the underwriters are not, making an offer to sell, or the solicitation of an offer to buy, any of these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any permitted free writing prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement or the accompanying prospectus, or the date of any such permitted free writing prospectus, as the case may be, or that the information incorporated by reference herein or therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained.

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part of this prospectus supplement describes the specific terms of this offering, the notes and matters relating to us. The second part is the accompanying prospectus, which provides a more general description of the terms and conditions of the various securities we may offer under the registration statement of which this prospectus forms a part, some of which does not apply to this offering or the notes.

In various places in this prospectus supplement and the accompanying prospectus, we refer you to sections of other documents for additional information by indicating the titles of the other sections. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.

This prospectus supplement, or the information incorporated by reference in this prospectus supplement, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will supersede the information in the accompanying prospectus.

It is important for you to read and consider carefully all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any permitted free writing prospectuses we have authorized for use with respect to this offering prior to making a decision to invest in the notes. See the section entitled “Where You Can Find More Information; Documents Incorporated by Reference into this Prospectus Supplement” for additional information.

Unless otherwise indicated, all references in this prospectus supplement to “we,” “us,” “our” and “Eli Lilly” refer to Eli Lilly and Company and its consolidated subsidiaries.

References herein and in any permitted free writing prospectus to “$” and “dollars” refer to the lawful currency of the United States. References herein and in any permitted free writing prospectus to “€” and “euro” refer to the lawful currency of the member states of the European Economic and Monetary Union that have adopted the euro as their currency. References herein and in any permitted free writing prospectus to “£” and “GBP” refer to the lawful currency of the United Kingdom. The financial information presented or incorporated by reference in this prospectus supplement and the accompanying prospectus has been prepared in accordance with generally accepted accounting principles in the United States.

The notes are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may also be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Prohibition of sales to European Economic Area (“EEA”) retail investors—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or

(ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

MiFID II product governance / Professional investors and ECPs only target market— Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (an “EU distributor”) should take into consideration the manufacturers’ target market assessment; however, an EU distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the European Union’s Regulation (EU) 2017/1129 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”).

Prohibition of sales to United Kingdom Retail Investors— The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the ‘‘UK Prospectus Regulation’’). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law of the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

UK MiFIR product governance / Professional investors and ECPs only target market—Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law of the United Kingdom by virtue of the EUWA (“UK MiFIR”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “UK distributor”) should take into consideration the manufacturers’ target market assessment; however, a UK distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Stabilization

IN CONNECTION WITH THIS OFFERING, MERRILL LYNCH INTERNATIONAL, AS STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) MAY OVERALLOT NOTES OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT LEVELS THAT MIGHT NOT OTHERWISE PREVAIL. THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. THIS STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME AND THE UNDERWRITERS HAVE ADVISED US WILL BE CARRIED OUT IN COMPLIANCE WITH ALL APPLICABLE LAWS AND RULES. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 CALENDAR DAYS AFTER THE ISSUE DATE OF THE NOTES AND NO LATER THAN 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. SEE THE SECTION ENTITLED “UNDERWRITING (CONFLICTS OF INTEREST).”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information included or incorporated by reference herein and therein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and generally can be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue,” or similar expressions or future or conditional verbs. The forward-looking statements included in this prospectus supplement relate to this offering, the notes, and the use of proceeds described herein.

Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those expressed in forward-looking statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, it is based on management’s current plans and expectations, expressed in good faith and believed to have a reasonable basis. However, we can give no assurance that any such expectation or belief will result or will be achieved or accomplished. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:

•	the impact of the evolving COVID-19 pandemic and the global response thereto;

•	uncertainties related to our efforts to develop potential treatments for COVID-19;

•	the significant costs and uncertainties in the pharmaceutical research and development process, including with respect to the timing and process of obtaining regulatory approvals;

•	the impact of acquisitions and business development transactions and related integration costs;

•	the expiration of intellectual property protection for certain of our products and competition from generic and/or biosimilar products;

•	our ability to protect and enforce patents and other intellectual property;

•	changes in patent law or regulations related to data package exclusivity;

•	competitive developments affecting current products and our pipeline;

•	market uptake of recently launched products;

•	information technology system inadequacies, breaches, or operating failures;

•

unauthorized access, disclosure, misappropriation, or compromise of confidential information or other data stored in our information technology systems, networks, and facilities, or those of third parties with whom we share our data;

•	unexpected safety or efficacy concerns associated with our products;

•	litigation, investigations, or other similar proceedings involving past, current, or future products or commercial activities as we are largely self-insured;

•	issues with product supply and regulatory approvals stemming from manufacturing difficulties or disruptions, including as a result of regulatory actions relating to our facilities;

•	reliance on third-party relationships and outsourcing arrangements;

•	regulatory changes or other developments;

•	regulatory actions regarding currently marketed products;

•	continued pricing pressures and the impact of actions of governmental and private payers affecting pricing of, reimbursement for, and access to pharmaceuticals;

•	devaluations in foreign currency exchange rates or changes in interest rates, and inflation;

•	changes in tax law, tax rates, or events that differ from our assumptions related to tax positions;

•	asset impairments and restructuring charges;

•	the impact of global macroeconomic conditions and trade disruptions or disputes;

•	changes in accounting and reporting standards promulgated by the Financial Accounting Standards Board and the SEC;

•	regulatory compliance problems or government investigations; and

•	the other factors that are discussed in this prospectus supplement.

Investors should not place undue reliance on forward-looking statements. You should carefully read the factors described under the section entitled “Risk Factors” and in other cautionary statements in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2020 and our other filings with the SEC that are incorporated by reference into this prospectus supplement, for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. All forward-looking statements speak only as of the date of this prospectus supplement and are expressly qualified in their entirety by the risk factors and other cautionary statements included in, or incorporated by reference into, this prospectus supplement. Except as is required by law, we expressly disclaim any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this prospectus supplement.

ELI LILLY AND COMPANY

We are a worldwide research-based pharmaceutical company. We were incorporated in 1901 in Indiana to succeed to the drug manufacturing business founded in Indianapolis, Indiana in 1876 by Colonel Eli Lilly. We discover, develop, manufacture and market products in a single business segment—human pharmaceutical products. Our purpose is to unite caring with discovery to create medicines that make life better for people around the world. Most of the products we sell today were discovered or developed by our own scientists, and our long-term success depends on our ability to continually discover or acquire, develop and commercialize innovative new medicines. We manufacture and distribute our products through facilities in the United States (U.S.), including Puerto Rico, and eight other countries. Our products are sold in approximately 120 countries.

Our corporate offices are located at Lilly Corporate Center, Indianapolis, Indiana 46285, our telephone number is (317) 276-2000 and our website is www.lilly.com. We have included our website address in this prospectus supplement solely as an inactive textual reference and the information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus supplement.

CONCURRENT DEBT TENDER OFFER

Substantially concurrently with this offering, we are commencing a tender offer (the “Tender Offer”) to purchase for cash up to $1.5 billion aggregate principal amount of our outstanding 4.150% Notes due March 15, 2059, 3.950% Notes due March 15, 2049, 7.125% Notes due June 1, 2025, 6.770% Notes due January 1, 2036, 5.950% Notes due November 15, 2037, 5.550% Notes due March 15, 2037, 5.500% Notes due March 15, 2027, 4.650% Notes due June 15, 2044, 3.950% Notes due May 15, 2047, 3.875% Notes due March 15, 2039, 3.700% Notes due March 1, 2045, 3.375% Notes due March 15, 2029, 3.100% Notes due May 15, 2027, 2.750% Notes due June 1, 2025 and 2.350% Notes due May 15, 2022 (collectively, the “Tender Securities”). The Tender Offer is conditioned on the consummation of this offering and certain other conditions. However, the consummation of this offering is not conditioned on the closing of the Tender Offer. Holders of the Tender Securities are not obligated to tender their Tender Securities to us pursuant to the Tender Offer. In addition, we may amend or terminate the Tender Offer in respect of one more series of Tender Securities, and there is no assurance that the Tender Offer will be consummated in accordance with the terms described in this prospectus supplement or at all. Accordingly, we cannot assure you that any of the Tender Securities will be tendered or accepted for purchase by us in the Tender Offer.

This prospectus supplement does not constitute an offer to purchase any of the Tender Securities, as the Tender Offer is being made only pursuant to, and upon the terms and conditions set forth in, an offer to purchase and related letter of transmittal.

RISK FACTORS

Your investment in the notes involves risks. You should consider carefully the risks described below and those discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our other filings incorporated by reference in this prospectus supplement and accompanying prospectus. It is possible that our business, financial condition, liquidity, cash flows, or results of operations could be materially adversely affected by any of these risks. Certain of these risks could also adversely affect the company’s reputation. The risks and uncertainties described in this prospectus supplement and accompanying prospectus and in our filings incorporated by reference are not the only ones we face. Additional risks and uncertainties not currently known to us or that we currently consider immaterial may also adversely affect us. This prospectus supplement also contains forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described below or in our other filings incorporated by reference herein. See the section entitled “Special Note Concerning Forward-Looking Statements” in this prospectus supplement, accompanying prospectus and other filings incorporated by reference herein.

Additional Risks Related to the Notes

An investment in the notes by a purchaser whose home currency is not euro or GBP, as applicable, entails significant risks.

Investors purchasing notes of any series in this offering will be required to pay for those notes in euro or GBP, as applicable. In addition, all payments of interest on and the principal of the notes and any redemption price for the notes will be made in euro or GBP, as applicable. An investment in notes that are denominated, and all payments in respect of which are to be made, in a currency other than the currency of the country in which the investor is resident or the currency in which the investor conducts its business or activities (the “home currency”) entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. These include the possibility of:

•	significant changes in rates of exchange between the investor’s home currency and the euro or GBP, as applicable, and

•	the imposition or modification of foreign exchange controls with respect to the euro or GBP, as applicable.

We have no control over a number of factors affecting the notes offered hereby and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance.

In the past, rates of exchange between GBP, euro and certain other currencies have been highly volatile and investors should be aware that volatility may occur in the future. In particular, Brexit (as defined below) has created uncertainty regarding the political and economic outlook of the United Kingdom and the European Union (“EU”), and could lead to a sustained increase in volatility in exchange rates between GBP, euro and other currencies. In addition, if one or more member states were to withdraw from the European Economic and Monetary Union and cease to use the euro as their currency, the value of the euro could be materially adversely affected.

The exchange rates of an investor’s home currency for euro or for GBP, as applicable, and the fluctuations in those exchange rates that have occurred in the past are not necessarily indicative of the exchange rates or the fluctuations that may occur in the future. Depreciation of the euro or GBP, as applicable, against the investor’s home currency would result in a decrease in the investor’s home currency equivalent yield on a note, in the investor’s home currency equivalent of the principal payable at the maturity of that note and generally in the investor’s home currency equivalent market value of that note. Appreciation of the euro or GBP, as applicable, in relation to the investor’s home currency would have the opposite effect.

If you are a holder subject to U.S. income tax, see the sections entitled “Material U.S. Federal Tax Considerations—Issuance in Euro” and “—Issuance in GBP” for the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes related to the notes being denominated in euro or GBP, as applicable.

The notes permit us to make payments in dollars if we are unable to obtain euro or GBP, as applicable, and in other certain circumstances.

The European Union or one or more of its member states may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of euro at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to, the notes. Additionally, there is the possibility of the imposition or subsequent modification of foreign exchange controls and tax consequences with respect to GBP as a result of any foreign exchange gains resulting from an investment in the notes of any series. The amount payable on any date in euro or GBP, as applicable, will be converted into dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent euro/dollar exchange rate or GBP/dollar exchange rate, as applicable, available on or prior to the second business day prior to the relevant payment date, as reported by Bloomberg L.P. (“Bloomberg”). Any payment in respect of the notes so made in dollars will not constitute an event of default under the notes or the indenture.

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

The indenture, dated as of February 1, 1991 (the “indenture”), between us and Deutsche Bank Trust Company Americas (as successor to Citibank, N.A.), as trustee, is, and the notes will be, governed by New York law. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euro or GBP, as applicable. However, the judgment would be converted into dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long period of time. We expect a federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply New York law. In courts outside of New York, investors may not be able to obtain a judgment in a currency other than dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in dollars. The date used to determine the rate of conversion of euro or GBP, as applicable, into dollars will depend upon various factors, including which court renders the judgment and when the judgment is rendered. As a result, investors will be subject to the risk that the rate of exchange at the time a judgment is rendered will be less favorable than the rates of exchange in effect prior to that time.

There is no established trading market for the notes, and if an active trading market does not develop for the notes, you may not be able to resell them.

The notes are a new issue of securities with no established trading market. If an active trading market does not develop for the notes, investors may not be able to resell them. Although we intend to apply to list the notes on NYSE, no assurance can be given that the notes will become or remain listed, that an active trading market for the notes will develop or, if developed, that it will continue. The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time.

The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market-making with respect to the notes without notice. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The lack of a trading market could adversely affect your ability to sell the notes and the price at which you may be able to sell the notes. The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the number of holders of the notes, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. It is possible that the market for the notes will be subject to disruptions that may have a negative effect on the holders of the notes, regardless of our operating results, financial performance or prospects.

The economic and political impacts of the United Kingdom’s departure from the European Union could adversely affect the value of the notes.

The United Kingdom left the EU on January 31, 2020 (“Brexit”). The consequences of Brexit, and continuing uncertainties related to Brexit, could negatively affect taxes and costs of business, cause volatility in currency exchange rates, interest rates, and European, United Kingdom or worldwide political, regulatory, economic or market conditions, and contribute to instability in political institutions, regulatory agencies, and financial markets. Brexit could also lead to legal uncertainty arising from divergence of the laws of the United Kingdom from those of the European Union. Any of these effects of Brexit, and others that cannot be anticipated, could adversely affect the value of the euro, GBP and the value of the notes.

Trading in the clearing systems is subject to minimum denomination requirements.

The euro notes will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof, and the GBP notes will be issued only in minimum denominations of £100,000 and integral multiples of £1,000. It is possible that Clearstream and Euroclear may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global note, a holder who does not have the minimum denomination or an integral multiple of €1,000 with respect to the euro notes, or £1,000 with respect to the GBP notes, in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

The notes will initially be issued in book-entry form, and therefore investors must rely on the procedures of Euroclear and Clearstream to exercise any rights and remedies.

Except under the limited circumstances described in the section entitled “Description of the Notes,” the notes will be issued in book-entry form and will be represented by one or more global notes. So long as Euroclear or Clearstream or their common depositary or nominee is the registered owner of the global notes, Euroclear, Clearstream or such common depositary or nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global notes for all purposes under the indenture and the notes. Payments of principal, premium, if any, and interest, if any (in each case, together with any additional amounts, if applicable) in respect of the global notes will be made to Euroclear, Clearstream, such common depositary or such nominee, as the case may be, as registered holder thereof. After payment to the common depositary for Euroclear and Clearstream, we will have no direct responsibility or liability to pay amounts due with respect to any global notes to any beneficial owners in such global notes. Accordingly, beneficial owners of the notes must rely on the procedures of Euroclear and Clearstream and, if beneficial owners are not participants in Euroclear and Clearstream, they must rely on the procedures of the participant through which they own their interest, to receive such payments or to exercise any other rights and obligations of a holder of notes under the indenture. We will not be liable for the accuracy of, or responsible for maintaining, supervising or reviewing, the records of Euroclear, Clearstream or any participant relating to beneficial interests in, or payments in respect of, any global note.

In addition, beneficial owners will be restricted to acting through Euroclear and Clearstream to exercise their rights and remedies under the notes. The procedures to be implemented through Euroclear and Clearstream may not be adequate to ensure the timely exercise of such rights. See the section entitled ‘‘Description of the Notes—Book-Entry Notes.”

Additional Risks Related to the Sustainability Notes

We may allocate an amount equal to the net proceeds from the sale of the sustainability notes in ways with which you may not agree and in ways that may not earn a profit.

We intend to allocate an amount equivalent to the net proceeds from the sale of the sustainability notes to finance or refinance, in whole or in part, one or more existing or new Eligible Projects as described under the section entitled “Use of Proceeds.” However, there can be no assurance that such allocation will occur in the manner or on the timeline described in this prospectus supplement or at all.

In addition, there can be no assurance that the Eligible Projects to which we may allocate any amounts will meet investor criteria and expectations regarding environmental, social and/or sustainability impact and performance. In particular, no assurance is given that any such Eligible Projects will satisfy, whether in whole or in part, the expectations of any investor or requirements regarding any investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable law or regulations or by their own bylaws or other governing rules or investment portfolio mandates (in particular with regard to any direct or indirect environmental, sustainability or social impact of any Eligible Project). Adverse environmental, social and/or sustainability impacts may occur during the design, construction, operation or implementation of the Eligible Projects or the Eligible Projects may become controversial or criticized by activist groups or other stakeholders.

None of the underwriters for this offering or the trustee under the indenture are responsible for assessing or verifying whether or not the Eligible Projects to which we allocate an amount equal to the net proceeds from the sale of the sustainability notes meet the Eligibility Criteria described in “Use of Proceeds” or for the monitoring of our use of the proceeds from this offering. Neither the terms of the notes nor the indenture require us to use the net proceeds as described under the section entitled “Use of Proceeds,” and any failure by us to comply with the intended use of proceeds will not constitute a breach of or an event of default under the sustainability notes or the indenture.

Prospective investors should carefully review the information set out in this prospectus supplement regarding the expected use of an amount equal to the net proceeds from the sale of the sustainability notes and must determine for themselves the relevance of such information for the purpose of any investment in the notes together with any other investigation such investor deems necessary. Any failure by us to allocate an amount equal to the net proceeds from the sale of the sustainability notes to one or more Eligible Projects or the failure of those investments or financings to satisfy investor expectations or requirements or achieve expected outcomes could have a material adverse effect on the market price or value of the sustainability notes.

There is currently no legal, regulatory or market definition of or standardized criteria for what constitutes a “green,” “social,” “sustainable” or other equivalently labeled project, and any such designations made by third parties with respect to the Eligible Projects selected to receive allocations of funds from the net proceeds of the sustainability notes may not be suitable for the investment criteria of an investor.

There is currently no market consensus or clear definition (legal, regulatory or otherwise) of what precise attributes are required for a particular project to be defined as “green,” “social,” “sustainable” or other such equivalent label, nor can any assurance be given that such a consensus or clear definition will develop over time. Accordingly, no assurance can be given to investors that any Eligible Projects selected to receive an allocation of funds from the net proceeds from the sale of the sustainability notes will meet any or all investor expectations regarding such “green,” “social,” “sustainable” or other equivalently-labeled performance objectives, or that any adverse social or environmental impacts will not occur during the design, construction, operation or implementation of any Eligible Projects funded in whole or in part from the net proceeds from the sale of the sustainability notes or that the Eligible Projects will not be subject to controversy or to criticism by activist groups or other stakeholders.

In particular, the analysis involved in determining whether and how certain Eligible Projects may contribute to the United Nations Sustainable Development Goals (“SDGs”) is inherently subjective and dependent on a number of factors. There can be no assurance that reasonable parties will agree on a decision as to whether certain projects or investments contribute to a particular SDG. Accordingly, investors should not place undue reliance on the application of the SDGs to the Eligible Projects, as such application is subject to change at any time and in our sole discretion.

No assurance is given by us, any underwriter or the trustee that the sustainability notes will satisfy (or will continue to satisfy) any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required or expected to comply, whether by any present or future applicable laws or regulations or by its own by-laws or other governing rules or investment portfolio mandates, ratings mandates or other independent expectations, in particular with regard to any direct or indirect environmental, social and/or sustainability impact of any projects funded in whole or in part by the net proceeds from the sale of the sustainability notes.

No assurance or representation is given as to the suitability or reliability for any purpose whatsoever of any opinion or certification of any third party (whether or not solicited by us) in connection with the issuance of the sustainability notes or requirements for Eligible Projects. For the avoidance of doubt, no such opinion or certification is, nor should it be deemed to be, incorporated into this prospectus supplement or the accompanying prospectus. No such opinion or certification is, nor should it be deemed to be, a recommendation by us, any underwriter or any other person to buy, sell or hold the sustainability notes. Any such opinion or certification is only current as of the date that opinion or certification was initially issued. Prospective investors must determine for themselves the relevance of any such opinion or certification or the information contained therein for the purpose of any investment in the sustainability notes. To our knowledge, the providers of such opinions and certifications are not currently subject to any specific regulatory or other regime or oversight. Any withdrawal of any such opinion or certification or any additional opinion or certification attesting that we are not complying in whole or in part with any matters for which such opinion or certification is opining or certifying may have a material adverse effect on the value of the sustainability notes and/or result in adverse consequences for certain investors with mandates to invest in securities to be used for a particular purpose.

The trading price of the sustainability notes may be negatively affected to the extent that investor or potential investor perception of the suitability of the sustainability notes as “green,” “social” or “sustainable” bonds deteriorates or demand for green or sustainability-themed investment products diminishes.

Investor or potential investor perception of the suitability of the sustainability notes as “green,” “social” or “sustainable” bonds could be negatively affected by dissatisfaction with our requirements, or our compliance with such requirements, for determining Eligible Projects described under the section entitled “Use of Proceeds,”

controversies involving the environmental, social and/or sustainability impact of our business or industry, evolving standards or market consensus as to what constitutes a “green,” “social” or “sustainable” bond or the desirability of investing in “green,” “social” or “sustainable” bonds or any opinion or certification as to the suitability of the sustainability notes as “green,” “social” or “sustainable” bonds no longer being in effect. The sustainability notes will not be listed or admitted to any dedicated “green,” ”environmental,” “social,” ”sustainable” or other equivalently-labeled segment of any stock exchange or securities market or included in any green bond or similar index. The trading price of the sustainability notes may be also negatively affected to the extent demand for sustainability-themed investment products diminishes due to evolving investor preferences, increased regulatory or market scrutiny on funds and strategies dedicated to sustainability-themed investing or for other reasons. The market for investments denoted as “green,” “social” or “sustainable” is new and may be volatile.

You may have limited remedies if we fail to allocate an amount equal to the net proceeds from this offering to Eligible Projects or to satisfy related reporting obligations and other undertakings.

Although we plan to allocate an amount equivalent to the net proceeds from the sale of the sustainability notes to Eligible Projects described under the section entitled “Use of Proceeds” and also plan to undertake certain reporting and other obligations as described herein, the indenture does not include covenants or agreements requiring us to allocate an amount equivalent to the net proceeds from the sale of the sustainability notes to Eligible Projects or to satisfy the reporting and other undertakings described under the section entitled “Use of Proceeds—Reporting.” As a result, it will not be an event of default under the indenture if we fail to allocate an amount equivalent to the net proceeds from the sale of the sustainability notes to Eligible Projects or to satisfy the reporting and other undertakings as described under the section entitled “Use of Proceeds” in this prospectus supplement and holders of the notes will have no remedies under the indenture for any such failure.

CURRENCY CONVERSION

Your investment in the notes involves risks related to currency conversion and foreign currency. See the heading entitled “Risk Factors—Additional Risks Related to the Notes” in this prospectus supplement for a discussion of foreign currency risks. These risks and the description below do not describe all the risks of an investment in securities denominated in a currency other than the investor’s home currency. You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.

Principal and interest payments in respect of the euro notes will be payable in euro and principal and interest payments in respect of the GBP notes will be paid in GBP. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then-member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the euro notes will be made in dollars until the euro is again available to us or so used. If, on or after the date of the issuance of the GBP notes, GBP is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if GBP is no longer being used for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the GBP notes will be made in dollars until the GBP is again available to us or so used. The amount payable on any date in euro or GBP, as applicable, will be converted into dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date, or in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent euro/dollar exchange rate or GBP/dollar exchange rate, as applicable, available on, or prior to, the second business day prior to the relevant payment date, as reported by Bloomberg. Any payment in respect of any series of the notes so made in dollars will not constitute an event of default under the notes or the indenture governing the notes.

As of 9:00 a.m. (London time) on September 8, 2021, the euro/dollar rate of exchange as reported by Bloomberg was €1/$1.1816 and the GBP/dollar rate of exchange as reported by Bloomberg was £1/$1.3762.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the euro notes will be approximately €1,762,046,000, representing approximately €596,256,000 of net proceeds from the sale of the sustainability notes and €1,165,790,000 of net proceeds from the sale of the 1.125% notes and the 1.375% notes, and we estimate that the net proceeds from the sale of the GBP notes will be approximately £243,295,000, each after deduction of underwriting discounts and before deduction of the estimated expenses of this offering.

The Sustainability Notes

We intend to allocate an amount equivalent to the net proceeds from the offering of the sustainability notes to finance or refinance, in whole or in part, one or more new or existing Eligible Projects. “Eligible Projects” are investments and expenditures made by us or any of our subsidiaries beginning on the issue date of the sustainability bonds, or in the 24 months prior to the issue date of the sustainability bonds, which meet one or more of the eligibility criteria below. We expect that these categories of Eligible Projects will align with selected United Nations SDGs set forth below. We note the United Nations SDGs are aspirational in nature and the analysis involved in determining whether and how certain Eligible Projects may contribute to the SDGs is inherently subjective and dependent on a number of factors. See the section entitled “Risk Factors.” An amount equivalent to the net proceeds from the sale of the sustainability notes may be allocated to a single Eligible Project or any combination of Eligible Projects, and no assurances can be provided that any amount will be allocated to fund any particular category of Eligible Project.

•	Minimize Environmental Impact:

•

Pollution Prevention and Control (SDG 12—Responsible Consumption and Production; SDG 13—Climate Action). Eligible Projects with the goal of pollution prevention and control include expenditures designed to minimize emissions to air and water, and reduce waste disposed from our operations. Example Eligible Projects may include, but are not limited to:

•

technologies and projects with the goal of waste prevention, waste reduction and waste recycling, including reducing waste from materials used in packaging and manufacturing, postconsumer waste products, and expanding recycling programs;

•	next generation bioprocessing that are intended to improve facility-wide energy intensity, water use, and waste generation compared to current processes; and

•	peptide process optimization that is intended to results in improvements in Process Mass Intensity (PMI), a reduction of the resources consumed, or waste generated compared to industry benchmarks.

•

Energy Efficiency (SDG 7—Affordable and Clean Energy; SDG 12—Responsible Consumption and Production; SDG 13—Climate Action). Eligible Projects with the goal of energy efficiency include expenditures designed to reduce energy consumption by the design, construction, operation, and/or maintenance of energy-efficient equipment, facilities and infrastructure. Example Eligible Projects may include, but are not limited to:

•	energy efficient heating, ventilation, air conditioning, refrigeration, lighting and electrical equipment that are intended to result in energy savings; and

•	energy monitoring, control solutions and energy assessments, including but not limited to smart meters and control automation devices.

•

Renewable Energy (SDG 7—Affordable and Clean Energy; SDG 13—Climate Action). Eligible Projects with the goal of renewable energy include the purchase of renewable energy, or acquisition or development of new onsite or offsite renewable energy generating capacity. Example Eligible Projects may include, but are not limited to:

•	constructing and operating solar panels at our manufacturing sites globally, including Ireland, France and Puerto Rico; and

•	purchase of renewable energy through power purchase agreements.

•

Sustainable Water and Wastewater Management (SDG 6—Clean Water and Sanitation; SDG 12—Responsible Consumption and Production). Eligible Projects with the goal of sustainable water and wastewater management include expenditures to improve water quality or water efficiency. Example Eligible Projects may include, but are not limited to:

•	wastewater treatment projects and facilities; and

•	technologies that reduce, recycle or re-use water.

•

Clean Transportation (SDG 7—Affordable and Clean Energy; SDG 12—Responsible Consumption and Production). Eligible Projects with the goal of clean transportation include expenditures for zero direct emission vehicles and associated infrastructure. Example Eligible Projects may include, but are not limited to, electric vehicle charging stations.

•

Terrestrial and Aquatic Biodiversity Conservation (SDG 14—Life Below Water; SDG 15—Life on Land). Eligible Projects with the goal of terrestrial and aquatic biodiversity conservation include expenditures that improve protection of coastal, marine and watershed environments. Example Eligible Projects may include, but are not limited to, development of an alternative method for endotoxin testing that helps protect wildlife and coastal, marine and watershed environments.

•	Increase Access to Medicines:

•

Access to Essential Services—Healthcare (SDG 3—Good Health and Well-Being; SDG 9—Industry, Innovation and Infrastructure; SDG 11—Sustainable Cities and Communities; SDG 17—Partnerships for the Goals). Eligible Projects with the goal of increasing access to essential healthcare services include expenditures related to improving access to healthcare by providing free or subsidized quality healthcare for people in target populations that include, but are not limited to, people living in resource-limited settings, those living in low and/or middle income countries and victims of socioeconomic crises, such as the COVID-19 global pandemic. This includes but is not limited to treatments for major causes of death as defined by the World Health Organization, including efforts on treatments for major causes of death such as insulin. Example Eligible Projects may include, but are not limited to:

•

investments in pipeline, programs and partnerships as part of our 30x30 commitment to strive to improve annual access to quality health care for 30 million people living in communities with limited resources by 2030;

•	investments in the Antimicrobial Resistance (AMR) Action Fund, which aims to bring new antibiotics to patients to fight antimicrobial resistance, for antibiotic development;

•

support of the Lilly Cares Foundation, a non-profit charitable organization that provides prescribed Lilly medications, including but not limited to treatments for diabetes, cancer, immunology diseases and non-opioid treatments for pain, for free for up to 12 months to qualifying U.S. patients that meet income and insurance criteria as specified by the Lilly Cares Application in the Lilly Cares website;

•	free COVID-19 diagnostic testing in the Indianapolis community; and

•	programs enabling anyone using our insulin—regardless of their insurance status—to fill their monthly prescription for $35.

•	Empower a Diverse Workforce; Improve Lives and Communities:

•

Socioeconomic Advancement and Empowerment (SDG 4—Quality Education; SDG 5—Gender Equality; SDG 8—Decent Work and Economic Growth; SDG 10—Reduced Inequalities). Eligible Projects with the goal of socioeconomic advancement and empowerment include expenditures related to widening socioeconomic access for women and minority populations, including, but not limited to, ethnic and racial minorities and members of the lesbian, gay, bisexual, transgender or queer community. Example Eligible Projects may include, but are not limited to:

•

expenditures and/or procurement of products and services from suppliers that are aligned with both our supplier code of conduct and our supply chain governance, are from minority or women-owned suppliers as defined by being majority owned (more than 50%) by the target population and are internally certified to be either a small or midsized enterprise in accordance with the North American Industry Classification System (NAICS) provided by the U.S. Small Business Association;

•

investments in recruitment, hiring and training a diverse workforce, such as Lilly’s Racial Justice Initiative, which aims to address racial injustices and increase opportunities and equity for Black/African Americans and includes a first-of-its-kind Apprenticeship Program, investment in Sixty8 Capital and investment in Lynx Capital; and

•	workforce development and empowerment projects and initiatives that seek to build greater equality and cultural understanding across the company, such as Employee Journeys and Make it Safe to Thrive.

Process for Project Evaluation and Selection

A committee consisting of representatives from our Sustainability and Finance teams will be responsible for the assessment and selection of Eligible Projects, on a semi-annual basis. This committee will also be responsible for evaluating any inherent environmental and social risks associated with Eligible Projects to ensure they are aligned with our Health, Safety and the Environment (HSE) statements, procedures and standards. In addition, all Eligible Projects allocated funding from the net proceeds of the sustainability notes will follow an internal process of project identification and verification by members of our Sustainability and Finance teams as well as ongoing monitoring and follow-up that will include final review and approval by our Chief Financial Officer.

Management of Net Proceeds

Our Finance department will track the allocation of the net proceeds from the sustainability notes to Eligible Projects using internal systems. Pending allocation, the net proceeds from the sustainability notes will be managed in line with normal liquidity practices. Net proceeds from the issuance of the sustainability notes will not knowingly be placed in investments that include greenhouse gas intensive projects inconsistent with the transition to a low carbon economy. In the case of divestment or if a project no longer qualifies as an Eligible Project, we intend to reallocate an equivalent amount to other Eligible Projects. Any payment of principal and interest on the sustainability notes will be made from our general account and will not be linked to the performance of any Eligible Project. We intend to fully allocate the net proceeds of the sustainability notes within 24 months of issuance.

Reporting

We intend to publish an allocation report annually with respect to the sustainability notes, until full allocation of the net proceeds therefrom. The reports are expected to be made available on Lilly’s Environmental, Social and Governance (“ESG”) website.

The allocation report is expected to contain the following details: (i) the amount allocated to Eligible Project categories; (ii) subject to confidentiality considerations and feasibility, a list of the Eligible Projects financed through the sustainability notes including a description of the projects and allocated amounts; (iii) the proportional allocation of proceeds between existing projects and new projects; and (iv) the remaining balance of unallocated proceeds, if any.

External Review

Annual reporting will be accompanied by an assertion by management detailing the amount of net proceeds from the sustainability notes that have been allocated to Eligible Projects. An independent third party will be appointed by us to provide a report in respect of its examination of management’s assertion of the allocation of such net proceeds. The external verification will be published together with the allocation report at our ESG website until the amount equivalent to the net proceeds from the sustainability notes have been fully allocated.

General

The information contained in, or that can be accessed through, our website, the second party opinion and the information in our sustainability reports is not part of, or incorporated or deemed to be incorporated by reference in, this prospectus supplement or the accompanying prospectus and should not be relied upon in connection with making any investment decision with respect to the notes.

The description above of the allocation of net proceeds from the notes to Eligible Projects, the criteria applicable to Eligible Projects, and the related reporting and other procedures are not our covenants or contractual obligations and they are not intended to, and do not, modify or add to any covenant or other contractual obligation undertaken by us in the notes of any series or the indenture.

The 1.125% Notes, the 1.375% Notes and the GBP Notes

We expect to use the net proceeds from the sale of the 1.125% notes, the 1.375% notes and the GBP notes to pay a portion of the purchase price and accrued interest for the Tender Securities accepted by us for purchase in the Tender Offer. See the section entitled “Concurrent Debt Tender Offer” for a summary of the interest rates and maturities of the Tender Securities. We intend to use any remaining proceeds for general corporate purposes. Prior to such uses, we may temporarily invest the net proceeds in marketable securities and short-term investments.

As a result of our intended use of the net proceeds from the sale of the 1.125% notes, the 1.375% notes and the GBP notes, certain of the underwriters and/or their affiliates may hold a portion of our Tender Securities and thus might receive a portion of the net proceeds from this offering through the repayment of that indebtedness, thereby creating a potential conflict of interest. Pursuant to Rule 5121 of the Financial Industry Regulatory Authority, Inc. Conduct Rules (“FINRA Rule 5121”), the appointment of a qualified independent underwriter is not necessary in connection with this offering because the notes are “investment grade rated” as defined by FINRA Rule 5121. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

DESCRIPTION OF THE NOTES

The following summary describes certain terms of the 0.500% notes due 2033 (the “sustainability notes”), the 1.125% notes due 2051 (the “1.125% notes”), the 1.375% notes due 2061 (the “1.375% notes” and, collectively with the sustainability notes and the 1.125% notes, the “euro notes”) and the 1.625% notes due 2043 (the “GBP notes” and, together with the euro notes, the “notes”), respectively, and supplements, and to the extent inconsistent replaces, the description of the general terms of the debt securities included in the accompanying prospectus. Each series of notes will be a single series of debt securities issued under an indenture, dated as of February 1, 1991 (the “indenture”), between us and Deutsche Bank Trust Company Americas (as successor to Citibank, N.A.), as trustee. The following summary of the notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the actual provisions of the notes and the indenture. As used in this section, unless otherwise indicated, all references to “we,” “us,” “our” and “Eli Lilly” refer only to Eli Lilly and Company and not to any of our subsidiaries.

General

The notes will be our unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The euro notes will be issued in fully registered form only, in minimum denominations of €100,000 and integral multiples of €1,000 in excess of that amount, through the facilities of Euroclear and Clearstream, and sales in book-entry form may be effected only through participants in Euroclear or Clearstream. The GBP notes will be issued in fully registered form only, in minimum denominations of £100,000 and integral multiples of £1,000 in excess of that amount, through the facilities of Euroclear and Clearstream, and sales in book-entry form may be effected only through participants in Euroclear or Clearstream. See the section entitled “ —Book-Entry Notes” below.

We will issue €600,000,000 aggregate principal amount of sustainability notes and, except as contemplated below under the section entitled “ —Optional Redemption,” the sustainability notes will mature on September 14, 2033. We will issue €500,000,000 aggregate principal amount of 1.125% notes and, except as contemplated below under the section entitled “ —Optional Redemption,” the 1.125% notes will mature on September 14, 2051. We will issue €700,000,000 aggregate principal amount of 1.375% notes and, except as contemplated below under the section entitled “—Optional Redemption,” the 1.375% notes will mature on September 14, 2061. We will issue £250,000,000 aggregate principal amount of the GBP notes and, except as contemplated below under the section entitled “ —Optional Redemption,” the GBP notes will mature on September 14, 2043. However, we may, without the consent of the holders of notes, issue additional debt securities having the same ranking, interest rate, maturity, redemption provisions and other terms as the notes of a particular series. Any additional debt securities having such similar terms, together with the notes of such series, will constitute a single series of debt securities under the indenture.

We will pay interest on the notes at the rates stated in the table below, on September 14 of each year, commencing on September 14, 2022, to the persons in whose names such notes are registered at the close of business on August 31 (whether or not a business day), immediately preceding such interest payment date. Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or from September 14, 2021, if no interest has been paid on the notes), to but excluding the next scheduled interest payment date. This payment convention, which is set forth in the rulebook of the International Capital Market Association, is referred to as ACTUAL/ACTUAL (ICMA).

Interest Rate (per annum)
Per sustainability note	0.500%
Per 1.125% note	1.125%
Per 1.375% note	1.375%
Per GBP note	1.625%

If any interest payment date falls on a day that is not a business day, we will make the required interest payment (together with any additional amounts, if applicable) on the next business day, and no interest on such payment will accrue for the period from and after such interest payment date. Similarly, if the stated maturity date or the date of earlier redemption, as the case may be, of the notes falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and interest, if any (in each case, together with any additional amounts, if applicable), on the next succeeding business day, and no interest on such payment will accrue for the period from and after the maturity date or redemption date, as the case may be.

As used in this prospectus supplement, “business day” means any day, other than a Saturday or Sunday, (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or London, and (ii) with respect to the euro notes, on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates.

Issuance in Euro

Initial holders will be required to pay for the euro notes in euro, and all payments of interest and principal, including payments made upon any redemption of the euro notes, will be payable in euro. If, on or after the date of the issuance of the euro notes, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then-member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the euro notes will be made in dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent euro/dollar exchange rate available on or prior to the second business day prior to the relevant payment date, as reported by Bloomberg. Any payment in respect of the euro notes so made in dollars will not constitute an event of default under the euro notes or the indenture. Neither the trustee nor any paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing. Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See the section entitled “Risk Factors.”

Issuance in GBP

Initial holders will be required to pay for the GBP notes in GBP, and all payments of interest and principal, including payments made upon any redemption of the GBP notes, will be payable in GBP. If, on or after the date of the issuance of the GBP notes, GBP is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if GBP is no longer being used for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the GBP notes will be made in dollars until GBP is again available to us or so used. The amount payable on any date in GBP will be converted into dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent GBP/dollar exchange rate available on or prior to the second business day prior to the relevant payment date, as reported by Bloomberg. Any payment in respect of the GBP notes so made in dollars will not constitute an event of default under the GBP notes or the indenture. Neither the trustee nor any paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing. Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See the section entitled “Risk Factors.”

Optional Redemption

At our option, we may redeem the notes, in whole or in part, at any time or from time to time as described below.

If we redeem all or any part of the sustainability notes, the 1.125% notes, the 1.375% notes or the GBP notes prior to the applicable Par Call Date (as defined below), we will pay a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed on the redemption date; and

•

as calculated by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the applicable series of notes being redeemed that would be due if such series of notes matured on the applicable Par Call Date (in each case, not including the amount, if any, of unpaid interest accrued to, but excluding, the redemption date) discounted to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)) using a discount rate equal to the sum of the Reference Dealer Rate (as defined below), plus 0.150% (or 15 basis points) with respect to the sustainability notes, 0.200% (or 20 basis points) with respect to the 1.125% notes, 0.200% (or 20 basis points) with respect to the 1.375% notes, or 0.100% (or 10 basis points) with respect to the GBP notes;

plus, in each case, accrued and unpaid interest on such notes to, but excluding, the redemption date. If we redeem all or any part of the sustainability notes, the 1.125% notes, the 1.375% notes or the GBP notes on or after the applicable Par Call Date, we will pay a redemption price equal to 100% of the principal amount of such series of notes being redeemed plus accrued and unpaid interest thereon.

Notwithstanding the foregoing, installments of interest on notes that are due and payable on an interest payment date falling on or prior to a redemption date will be payable on such interest payment date to the registered holders as of the close of business on the relevant record date. We will mail notice of any redemption at least 10 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed. Subject to any delay in the redemption date or rescission of the notice of redemption described below, once notice of redemption is mailed, the notes called for redemption will become due and payable on the redemption date. Any redemption notice may, at our discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption will describe each such condition and, if applicable, will state that, at our discretion, the date of redemption may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions are satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions have not been satisfied (or waived by us in our sole discretion) by the date of redemption, or by the date of redemption as so delayed. In the case of such delay or rescission, we will provide written notice to the trustee prior to the close of business two business days before the date of redemption and, upon receipt, the trustee will provide such notice to each holder.

“Par Call Date” means June 14, 2033 for the sustainability notes, March 14, 2051 for the 1.125% notes, March 14, 2061 for the 1.375% notes and March 14, 2043 for the GBP notes.

“Quotation Agent” means the Reference Dealer selected by us.

“Reference Dealer” means any Euro security dealer(s) selected by us and any GBP security dealer(s) selected by us, as applicable.

“Reference Dealer Rate” means, with respect to each Reference Dealer and any redemption date prior to the applicable Par Call Date for the sustainability notes, the 1.125% notes, the 1.375% notes and the GBP notes, the arithmetic average of the quotations quoted in writing to us by each Reference Dealer of the average midmarket annual yield to maturity of the 0.000% German government bond due August 15, 2031 with respect to the sustainability notes, the 0.000% German government bond due August 15, 2050 with respect to the 1.125% notes, the 0.000% German government bond due August 15, 2050 with respect to the 1.375% notes and the 4.500% United Kingdom government bond due December 7, 2042 with respect to the GBP notes, or, if the applicable reference security is no longer outstanding, a similar security in the reasonable judgment of such Reference Dealer at 11:00 a.m. (London time) on the third business day preceding such redemption date.

On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption (unless we default in the payment of the redemption price). Before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of the notes of the particular series to be redeemed on that date. If fewer than all of the notes of such series are to be redeemed, the notes to be redeemed will be selected pro rata or by the trustee by a method the trustee deems to be fair and appropriate or, in case the notes are represented by one or more global notes, beneficial interests therein will be selected for redemption by Clearstream and Euroclear in accordance with their respective applicable procedures therefor. The notes will not be entitled to the benefit of any mandatory redemption or sinking fund. In addition, we may at any time purchase the notes by tender, in the open market or by private agreement, subject to applicable laws.

The notes will not be entitled to the benefit of any mandatory redemption or sinking fund provisions.

Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay as additional interest on the notes such additional amounts as are necessary so that the net payment by us or a paying agent of the principal of and interest on the notes to a person that is a non-U.S. holder (as defined under the section entitled “Material U.S. Federal Tax Considerations” below), after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable in respect of the notes had no withholding or deduction been required.

Our obligation to pay additional amounts shall not apply:

(i)

to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner, or a fiduciary, settlor, beneficiary or member of the beneficial owner if the beneficial owner is an estate, trust or partnership, or a person holding a power over an estate or trust administered by a fiduciary holder:

(1)	is or was present or engaged in a trade or business in the United States or has or had a permanent establishment in the United States;

(2)	is or was a citizen or resident or is or was treated as a resident of the United States;

(3)

is or was a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation for the United States federal income tax purposes, is or was a corporation that has accumulated earnings to avoid United States federal income tax or is or was a private foundation or other tax-exempt organization;

(4)	is or was an actual or constructive “10-percent shareholder” of ours, as defined in Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”); or

(5)	is or was a bank receiving interest described in Section 881(c)(3)(A) of the Code;

(ii)

to any holder that is not the sole beneficial owner of notes, or that is a fiduciary or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of an additional amount had such beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;

(iii)

to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner or any other person failed to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of notes, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(iv)	to any tax, assessment or governmental charge that is imposed other than by deduction or withholding by us or a paying agent from the payment;

(v)

to any tax, assessment or governmental charge that is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that becomes effective after the day on which the payment becomes due or is duly provided for, whichever occurs later;

(vi)	to any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or any similar tax, assessment or governmental charge;

(vii)

to any tax, assessment or other governmental charge any paying agent (which term may include us) must withhold from any payment of principal of or interest on any note, if such payment can be made without such withholding by any other paying agent;

(viii)

to any tax, assessment or governmental charge that would not have been so imposed or withheld but for the presentation by the holder of a note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(ix)

to any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations or agreements thereunder or official interpretations thereof) or any intergovernmental agreement between the United States and another jurisdiction for cooperation to facilitate the implementation thereof (or any law implementing such an intergovernmental agreement); or

(x)	in the case of any combination of the above items.

The notes are subject in all cases to any applicable tax, fiscal or other law or regulation or administrative or judicial interpretation. Except as specifically provided under the sections entitled “—Payment of Additional Amounts” and “—Redemption Upon a Tax Event,” we do not have to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority.

In particular, we will not pay additional amounts on any note presented for payment by or on behalf of a beneficial owner who would have been able to avoid the withholding or deduction by presenting the relevant note to another paying agent in a member state of the European Union or the United Kingdom.

Redemption Upon a Tax Event

If (i) we become or will become obligated to pay additional amounts as described under the section entitled “—Payment of Additional Amounts” as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, any official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of the issuance of the notes, or (ii) a taxing authority of the United States takes an action on or after the date of the issuance of the notes, whether or not with respect to us or any of our affiliates, that results in a substantial probability that we will or may be required to pay such additional amounts, in either case, with respect to the notes for reasons outside our control and after taking reasonable measures available to us to avoid such obligation, then we may, at our option, redeem, as a whole, but not in part, each series of the notes at any time prior to maturity on not less than 30 nor more than 60 calendar days’ prior notice to the holders, at a redemption price equal to 100% of their principal amount, together with unpaid interest accrued thereon to the date fixed for redemption. No redemption pursuant to (ii) above may be made unless we shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that we will or may be required to pay the additional amounts described under the section entitled “—Payment of Additional Amounts” and we shall have delivered to the trustee a certificate, signed by duly authorized officers, stating that based on such opinion, we are entitled to redeem the notes pursuant to their terms.

Book-Entry Notes

We have obtained the information in this section concerning Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time.

Global Clearance and Settlement Procedures

Except under the limited circumstances described below, all notes will be book-entry notes. This means that the actual purchasers of the notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive (paper) form. Instead, upon issuance, each series of notes will be represented by one or more fully registered global notes. Except as set forth below, the global notes of any series may be transferred, in whole and not in part, only to the common depositary or its nominee or to a successor common depositary or its nominee.

Beneficial interests in the global notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Those beneficial interests in the global euro notes will be in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. Those beneficial interests in the global GBP notes will be in minimum denominations of £100,000 and integral multiples of £1,000 in excess thereof. Investors may hold beneficial interests in notes directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

Owners of beneficial interests in the global notes will not be entitled to have notes registered in their names, and will not receive or be entitled to receive physical delivery of notes in definitive form. Except as provided below, beneficial owners will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each beneficial owner must rely on the procedures of the clearing systems and, if such person is not a participant of the clearing systems, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. The paying agent will wire payments on the notes to the common depositary. The trustee, the paying agent and we will treat the nominee of the common depositary or any successor nominee to the common depositary as the owner of the global securities for all purposes. Accordingly, the trustee, the paying agent and we will have no direct responsibility or liability to pay amounts due with respect to the global securities to you or any other beneficial owners in the global securities.

Persons who are not Euroclear or Clearstream participants may beneficially own notes held by the common depositary for Euroclear and Clearstream only through direct or indirect participants in Euroclear and Clearstream. So long as the common depositary for Euroclear and Clearstream is the registered owner of the global notes, the common depositary for all purposes will be considered the sole holder of the notes represented by the global notes under the indenture and the global notes.

Investors that hold their notes through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. It is intended that notes will be credited to the securities custody accounts of Euroclear and Clearstream holders on the settlement date on a delivery against payment basis. Secondary market trading between Euroclear participants and/or Clearstream participants will occur in the ordinary way, in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Because of time-zone differences, there may be problems with completing transactions involving Euroclear and Clearstream on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Euroclear or Clearstream is used.

Payments on book-entry notes held beneficially through Euroclear or Clearstream will be credited to their respective participants in accordance with their respective rules and procedures, to the extent received by their respective depositaries.

None of us, the trustee or any of our or their agents will be liable for the accuracy of, or responsible for maintaining, supervising or reviewing, the records of Euroclear or Clearstream or any participant’s records relating to book-entry notes. In addition, none of us, the trustee or any of our or their agents will be responsible or liable for payments made on account of the book-entry notes.

Although we expect that Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of notes among participants of Clearstream and Euroclear, these organizations are under no obligation to perform or continue to perform these procedures, and these procedures may be revised or discontinued at any time.

Notices

Under existing industry practices, if we request any action of holders or a beneficial owner desires to give or take any action which a holder is entitled to give or take under the indenture, the clearing systems would authorize their participants holding the relevant beneficial interests to give or take action and the participants would authorize beneficial owners owning through the participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the clearing systems to their participants, by the participants to indirect participants and by the participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in global notes.

We have been advised by Euroclear and Clearstream, respectively, as follows:

Euroclear

Euroclear was created in 1968 to hold securities for its participating organizations (“Euroclear participants”) and to clear and settle transactions between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and the risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries.

Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator.

Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters in this offering. Indirect access to Euroclear is available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern securities clearance accounts and cash accounts with Euroclear. Specifically, the Terms and Conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Clearstream

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream participants”) and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

As a licensed credit institution in Luxembourg and a securities settlement system in which the Luxembourg Central Bank participates, Clearstream is supervised by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters in this offering. Other institutions that clear through or that maintain a custodial relationship with a Clearstream participant may obtain indirect access to Clearstream.

The information in this section regarding Euroclear and Clearstream has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy or completeness. This information is not intended to serve as a representation, warranty, or contract modification of any kind. We assume no responsibility for the performance by Euroclear, Clearstream or their respective participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Definitive Notes and Paying Agents

Under the circumstances described in the last paragraph under the section entitled “Description of Debt Securities—Global Securities” of the accompanying prospectus, the beneficial owners will be notified through the chain of intermediaries that definitive notes are available. Beneficial owners of book-entry notes will then be entitled (i) to receive physical delivery of notes in definitive form equal in principal amount to their beneficial interest and (ii) to have notes in definitive form registered in their names. The euro notes in definitive form will be issued in minimum denominations of €100,000 and integral multiples of €1,000 above that amount. The GBP notes in definitive form will be issued in minimum denominations of £100,000 and integral multiples of £1,000 above that amount. It is possible that the clearing systems may process trades that could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or an integral multiple of €1,000 or £1,000, as applicable, in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

Notes in definitive form will be registered in the name or names of the person or persons the depositary specifies in a written instruction to the registrar of the notes. Thereafter, the holders of the notes in definitive form will be recognized as the “holders” of the notes under the indenture. The indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive note, so long as the applicant furnishes to us and the trustee such securities or indemnity and such evidence of ownership as we and the trustee may require.

In the event that notes in definitive form are issued, the holders of such notes will be able to receive payments of principal of and premium, if any, and interest on their notes at the office of our paying agent. Our paying agent will initially be Deutsche Bank Trust Company Americas, currently located at 60 Wall Street, 24th Floor, New York, New York 10005, and Deutsche Bank Trust Company Americas will initially act as registrar for the notes. We may, at any time, designate additional paying agents or rescind the designations or approve a change in the offices where they act. Payments due on the maturity date of a note in definitive form may be made only against presentation and surrender of such note to one of our paying agents. We may make payments due on an interest payment date for a note in definitive form by mailing a check to the address of the holder of such note appearing in the register of note holders maintained by the registrar.

In the event that notes in definitive form are issued, the holders of such notes will be able to transfer their notes, in whole or in part, by surrendering such notes for registration of transfer at the office of Deutsche Bank Trust Company Americas, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to us and the registrar. A form of such instrument of transfer will be obtainable at the offices of Deutsche Bank Trust Company Americas. Upon surrender, we will execute, and the trustee will authenticate and deliver, new notes of the same series and like tenor and terms to the designated transferee in the principal amount being transferred, and a new note of the same series and like tenor and terms for any principal amount not being transferred will be issued to the transferor. We will not charge any fee for the registration of transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes. This discussion is based on current provisions of the Code, Treasury regulations thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly on a retroactive basis.

This discussion applies only to initial holders that purchase the notes upon original issuance at the initial offering price and that hold the notes as capital assets. This discussion is for general information purposes only and does not address all of the U.S. federal income tax consequences that may be important to particular holders in light of their individual circumstances. Such holders may include banks and other financial institutions, real estate investment trusts, regulated investment companies, partnerships or other pass through entities, insurance companies, tax-exempt entities, retirement plans, governmental organizations, broker-dealers in securities, certain former citizens or former long-term residents of the United States, persons holding the notes as part of a hedging or conversion transaction or a straddle, persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an “applicable financial statement” (as defined in the Code), certain expatriates, and U.S. holders (as defined below) that have a functional currency other than the U.S. dollar or that hold our notes through a qualified business unit with a functional currency other than the U.S. dollar.

As used herein, the term “U.S. holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes, (i) an individual that is a citizen or resident of the United States, (ii) a corporation (or other business entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust, if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and is not a U.S. holder.

If any entity treated as a partnership for U.S. tax purposes is a beneficial owner of a note, the treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Such partnership and its partners should consult their independent tax advisors about the U.S. federal income tax consequences of acquiring, holding and disposing of notes.

The U.S. federal income tax discussion set forth below as to both U.S. holders and non-U.S. holders is included for general information only and may not be applicable depending upon an investor’s particular situation. Prospective investors should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under federal, state, local, and foreign income and other tax laws and the possible effects of changes in tax laws.

U.S. Holders

Interest

A U.S. holder that uses the cash method of tax accounting will be required to include in income the dollar value of the euro-denominated or GBP-denominated interest payment on a note based on the spot rate of exchange on the date of receipt, regardless of whether the payment is in fact converted into dollars. No foreign currency exchange gain or loss will be recognized with respect to the receipt of such payment (other than foreign currency exchange gain or loss realized on the disposition of the euros or GBP, as applicable, so received, see the section entitled “—Transaction in Euros” or “—Transaction in GBP” below).

A U.S. holder that uses the accrual method of tax accounting will accrue interest income on a note in euros or GBP, as applicable, and translate the amount accrued into dollars based on:

•	the average exchange rate in effect during the interest accrual period, or portion thereof, within such U.S. holder’s taxable year; or

•

at such U.S. holder’s election, at the spot rate of exchange on (i) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (ii) the date of receipt, if such date is within five business days of the last day of the accrual period. Such election must be applied consistently by the U.S. holder to all debt instruments from year to year and can be changed only with the consent of the Internal Revenue Service (“IRS”).

A U.S. holder that uses the accrual method of tax accounting will recognize foreign currency exchange gain or loss on the receipt of an interest payment equal to the difference between (i) the value of the euros or GBP, as applicable, received as interest, as translated into dollars using the spot rate of exchange on the date of receipt, regardless of whether the payment is in fact converted into dollars, and (ii) the dollar amount previously included in income as accrued interest with respect to such payment. Such foreign currency exchange gain or loss will be treated as ordinary income or loss but generally will not be treated as an adjustment to interest income received on the notes.

Disposition of the Notes

Upon the sale, exchange, retirement at maturity, redemption or other taxable disposition of a note, except as noted below with respect to foreign currency exchange gain or loss, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized by such U.S. holder (except to the extent such amount is attributable to accrued but unpaid interest, which will be taxable as described above under the section entitled “—Interest”) and such U.S. holder’s adjusted tax basis in the note. Subject to the discussion below, the adjusted tax basis of a note to a U.S. holder will generally be the dollar value of the euro purchase price, or GBP purchase price, as applicable, calculated at the spot rate of exchange on the date of purchase, and the amount realized by a U.S. holder upon the disposition of a note will generally be the dollar value of the euros or GBP, as applicable, received calculated at the spot rate of exchange on the date of disposition.

For any note of a class that is traded on an established securities market, a U.S. holder that uses the cash method of tax accounting and, if it so elects, a U.S. holder that uses the accrual method of tax accounting will determine the dollar value of its adjusted tax basis in the note and the amount realized on the disposition of such note by translating euro amounts, or GBP amounts, as applicable, at the spot rate of exchange on the settlement date of the purchase or the disposition, respectively. The election available to accrual basis U.S. holders discussed above must be applied consistently by the U.S. holder to all debt instruments from year to year and can be changed only with the consent of the IRS.

Any capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the notes exceeds one year on the date of disposition. Long-term capital gains recognized by non-corporate U.S. holders are currently eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Gain or loss recognized by a U.S. holder on a disposition of a note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in the euro to dollar or GBP to dollar exchange rate, as applicable, during the period in which the U.S. holder held such note. Such foreign currency exchange gain or loss will equal the difference between the dollar value of the euro purchase price or GBP purchase price, as applicable, calculated at the spot rate of exchange on the date (i) the note is disposed of (or the spot rate on the settlement date, if applicable) and (ii) of purchase (or the spot rate on the settlement date, if applicable). The recognition of such foreign currency exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of a note.

Transaction in Euros

Euros received as interest on, or on a disposition of, a euro note will have a tax basis equal to their dollar value at the time such interest is received or at the time such proceeds from disposition are received. The amount of gain or loss recognized on a sale or other disposition of such euros will be equal to the difference between (i) the amount of dollars, or the fair market value in dollars of the other property received in such sale or other disposition, and (ii) the U.S. holder’s adjusted tax basis in such euros. As discussed above, if the euro notes are traded on an established securities market, a cash basis U.S. holder (or an electing accrual basis U.S. holder) will determine the dollar value of the euros by translating the euros received at the spot rate of exchange on the settlement date of the purchase or the disposition. A U.S. holder that purchases a euro note with previously owned euros will generally recognize gain or loss in an amount equal to the difference, if any, between such U.S. holder’s adjusted tax basis in such euros and the dollar fair market value of such euro note on the date of purchase.

Any such gain or loss generally will be ordinary income or loss and will not be treated as interest income or expense. The conversion of dollars to euros and the immediate use of such euros to purchase a euro note generally will not result in any exchange gain or loss for a U.S. holder.

Transactions in GBP

GBP received as interest on, or on a disposition of, a GBP note will have a tax basis equal to their dollar value at the time such interest is received or at the time such proceeds from disposition are received. The amount of gain or loss recognized on a sale or other disposition of such GBP will be equal to the difference between (i) the amount of dollars, or the fair market value in dollars of the other property received in such sale or other disposition, and (ii) the U.S. holder’s adjusted tax basis in such GBP. As discussed above, if the GBP notes are traded on an established securities market, a cash basis U.S. holder (or an electing accrual basis U.S. holder) will determine the dollar value of the GBP by translating the GBP received at the spot rate of exchange on the settlement date of the purchase or the disposition. A U.S. holder that purchases a GBP note with previously owned GBP will generally recognize gain or loss in an amount equal to the difference, if any, between such U.S. holder’s adjusted tax basis in such GBP and the dollar fair market value of such GBP note on the date of purchase.

Any such gain or loss generally will be ordinary income or loss and will not be treated as interest income or expense. The conversion of dollars to GBP and the immediate use of such GBP to purchase a note generally will not result in any exchange gain or loss for a U.S. holder.

Reportable Transaction Reporting

Under applicable Treasury regulations, United States taxpayers (including non-U.S. holders that hold the notes in connection with a U.S. trade or business) are required to report certain transactions in which they recognize a loss in excess of certain thresholds. Such a reportable loss includes losses in respect of the notes due to changes in currency exchange rates (under any of the rules discussed above) that are treated as ordinary losses and is required to be reported on Internal Revenue Service Form 8886 (Reportable Transaction Statement). For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of the notes.

Tax on Net Investment Income

Certain non-corporate U.S. holders are subject to an additional tax of 3.8% on all or a portion of their “net investment income” (or undistributed “net investment income,” in the case of an estate or trust) to the extent their adjusted gross income exceeds certain threshold amounts. “Net investment income” generally includes interest payments and gain recognized from the sale or other disposition of personal property, such as the notes, except that the interest and/or the gain may be excluded from such definition if the interest is derived in the ordinary course of, or the gain is attributable to property held in, certain trades or businesses. U.S. holders should consult their tax advisors regarding the effect, if any, of this tax on their investment in the notes.

Backup Withholding and Information Reporting

In general, a U.S. holder will be subject to backup withholding at the applicable tax rate (currently 24%) with respect to cash payments of interest on the notes and the gross proceeds from dispositions (including a retirement or redemption) of the notes, unless the holder (i) is an entity that is exempt from backup withholding (generally including corporations, tax-exempt organizations and certain qualified nominees) and, when required, provides appropriate documentation to that effect or (ii) provides us or our paying agent with its social security or other taxpayer identification number (“TIN”) within a reasonable time after a request therefor, certifies that the TIN provided is correct and that the holder has not been notified by the IRS that it is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules.

U.S. backup withholding is not an additional tax. A U.S. holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed the non-U.S. holder’s income tax liability by timely filing a refund claim with the IRS.

In general, information reporting will apply to interest on the notes and the proceeds from the sale, exchange or redemption of the notes that are paid to a non-corporate U.S. holder. In addition, we or our paying agent will report to the holders and the IRS the amount of any “reportable payments” and any amounts withheld with respect to the notes as required by the Code and applicable Treasury regulations.

Non-U.S. Holders

Interest

Subject to the discussion of backup withholding and the Foreign Account Tax Compliance Act (“FATCA”) below, interest income of a non-U.S. holder that is not effectively connected with a United States trade or business carried on by the non-U.S. holder will qualify for the so-called “portfolio interest exemption” and, therefore, will not be subject to U.S. federal income or withholding tax, provided that:

•

the non-U.S. holder does not own, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code and U.S. Treasury regulations thereunder;

•	the non-U.S. holder is not a controlled foreign corporation related to us actually or constructively through the stock ownership rules under Section 864(d)(4) of the Code;

•	the non-U.S. holder is not a bank that is receiving the interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

the beneficial owner satisfies the certification requirements set forth in Section 871(h) or 881(c), as applicable, of the Code and the Treasury regulations issued thereunder by giving us or our paying agent an appropriate IRS Form W-8 (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed establishing its status as a non-U.S. holder or by other means prescribed by applicable Treasury regulations.

If not all of these conditions are met, interest on the notes paid to a non-U.S. holder that is not effectively connected with a United States trade or business carried on by the non-U.S. holder will generally be subject to federal income tax and withholding at a 30% rate unless an applicable income tax treaty reduces or eliminates such tax, and the non-U.S. holder claims the benefit of that treaty by providing an appropriate IRS Form W-8 (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed.

If the interest on the notes is effectively connected with a U.S. trade or business carried on by the non-U.S. holder (“ECI”), the non-U.S. holder will be required to pay U.S. federal income tax on that interest on a net income basis and recognize foreign currency exchange gain or loss generally in the same manner as a U.S. holder unless an applicable income tax treaty provides otherwise (and the 30% withholding tax described above will not apply, provided the appropriate statement is provided to us or our paying agent). If a non-U.S. holder is eligible for the benefits of any income tax treaty between the United States and its country of residence, any interest income that is ECI will be subject to U.S. federal income tax in the manner specified by the treaty if the non-U.S. holder claims the benefit of the treaty by providing an appropriate IRS Form W-8 (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed. In addition, a corporate non-U.S. holder may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate, or, if applicable, a lower treaty rate, on such interest.

Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of the Notes

A non-U.S. holder will generally not be subject to United States federal income tax on any gain realized on a sale, exchange, retirement, redemption or other taxable disposition of the notes (other than any amount representing accrued but unpaid interest on the note, which is subject to the rules discussed above under the section entitled “—Interest”) unless:

•	the gain is effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder, or

•

in the case of a non-U.S. holder who is a nonresident alien individual, subject to certain exceptions, including exceptions with respect to the COVID-19 pandemic, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met.

If a non-U.S. holder falls under the first of these exceptions, unless an applicable income tax treaty provides otherwise, the holder will be taxed on the net gain derived from the disposition of the notes under the graduated U.S. federal income tax rates that are applicable to U.S. persons and, if the non-U.S. holder is a foreign corporation, it may also be subject to the branch profits tax described above. In addition, such a non-U.S. holder will be subject to the reportable loss transaction rules discussed under the section entitled “—U.S. Holders—Reportable Transaction Reporting” above.

If an individual non-U.S. holder falls under the second of these exceptions, the holder generally will be subject to U.S. federal income tax at a rate of 30% (unless a lower applicable treaty rate applies) on the amount by which the gain derived from the disposition from sources within the United States exceeds such holder’s capital losses allocable to sources within the United States for the taxable year of the disposition.

Backup Withholding and Related Information Reporting

Amounts of interest paid to a non-U.S. holder on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to such holder. The IRS may make this information available under the provisions of an applicable income tax treaty to the tax authorities in the country in which the non-U.S. holder is a resident.

Backup withholding generally will not apply to payments of interest on the notes by us or our paying agent if a holder certifies its status as a non-United States person under penalties of perjury or otherwise establishes an exemption, provided that we or our paying agent do not have actual knowledge or reason to know that such holder is a U.S. person. The payment of the proceeds of the disposition of notes (including a retirement or redemption) to or through the U.S. office of a U.S. or foreign broker generally will not be subject to backup withholding (currently 24%) and related information reporting if the non-U.S. holder provides the certification described above or otherwise establishes an exemption.

The proceeds of a disposition (including a retirement or redemption) effected outside the United States by a non-U.S. holder of the notes to or through a foreign office of a broker generally will not be subject to backup withholding or related information reporting. However, if that broker is, for U.S. federal income tax purposes, a U.S. person or has certain specified U.S. connections, such information reporting requirements will apply unless that broker does not have actual knowledge or reason to know that the holder is a United States person and has documentary evidence in its files of such holder’s status as a non- United States person or an exemption is otherwise established. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the holder is a United States person.

Backup withholding is not an additional tax. A non-U.S. holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed the non-U.S. holder’s income tax liability by timely filing a refund claim with the IRS.

FATCA

Sections 1471 through 1474 of the Code, applicable Treasury regulations and additional guidance impose a 30% withholding tax on interest paid on the notes to and (subject to the proposed Treasury Regulations discussed below) the gross proceeds derived from the sale or other disposition of the notes by, a foreign entity if the foreign entity is:

•

a “foreign financial institution” (as defined under FATCA) that does not furnish proper documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA withholding or (ii) its compliance (or deemed compliance) with specified due diligence, reporting, withholding and certification obligations under FATCA or (iii) residence in a jurisdiction that has entered into an intergovernmental agreement with the United States relating to FATCA and compliance with the diligence and reporting requirements of the intergovernmental agreement and local implementing rules; or

•

a “non-financial foreign entity” (as defined under FATCA) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA or (ii) adequate information regarding substantial United States beneficial owners of such entity (if any).

Withholding under FATCA generally applies to payments of interest on the notes and to payments of gross proceeds from a sale or other disposition of the notes. Withholding agents may, however, rely on recently proposed U.S. Treasury Regulations that would no longer require FATCA withholding on payments of gross proceeds. A withholding agent such as a broker, and not Eli Lilly and Company, generally will determine whether or not to implement gross proceeds FATCA withholding.

If an interest payment is subject to withholding both under FATCA and the withholding tax rules discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Holders of the notes should consult their own tax advisors regarding these requirements and whether they may be relevant to their ownership and disposition of the notes.

Under certain circumstances, a non-U.S. holder will be eligible for refunds or credits of withholding taxes imposed under FATCA by filing a United States federal income tax return. Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

The European Commission has published a proposal for a common financial transactions tax (“FTT”). The FTT proposal (including whether or not it comes into force as proposed or at all) remains subject to negotiation between certain participating member states and, therefore, the scope of any such tax is uncertain. Prospective holders of the notes are advised to seek their own professional advice in relation to the FTT.

UNDERWRITING (CONFLICTS OF INTEREST)

Merrill Lynch International, Barclays Bank PLC, BNP Paribas, Citigroup Global Markets Limited and Deutsche Bank AG, London Branch, are acting as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement, dated the date of this prospectus supplement, each underwriter named below has severally and not jointly agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of the notes of each series set forth opposite such underwriter’s name.

Underwriters	Principal Amount of Sustainability Notes	Principal Amount of 1.125% Notes	Principal Amount of 1.375% Notes	Principal Amount of GBP Notes
Merrill Lynch International	€105,000,000	€87,500,000	€122,500,000	£43,751,000
Barclays Bank PLC	105,000,000	87,500,000	122,500,000	43,751,000
BNP Paribas	105,000,000	87,500,000	122,500,000	43,750,000
Citigroup Global Markets Limited	105,000,000	87,500,000	122,500,000	43,750,000
Deutsche Bank AG, London Branch	105,000,000	87,500,000	122,500,000	43,750,000
Academy Securities, Inc	13,128,000	10,940,000	15,316,000	5,470,000
CastleOak Securities, L.P	13,128,000	10,940,000	15,316,000	5,470,000
R. Seelaus & Co., LLC	13,128,000	10,940,000	15,316,000	5,470,000
Samuel A. Ramirez & Company, Inc	13,128,000	10,940,000	15,316,000	5,470,000
C.L. King & Associates, Inc	5,622,000	4,685,000	6,559,000	2,342,000
Drexel Hamilton, LLC	5,622,000	4,685,000	6,559,000	2,342,000
Loop Capital Markets LLC	5,622,000	4,685,000	6,559,000	2,342,000
Penserra Securities LLC	5,622,000	4,685,000	6,559,000	2,342,000

Total	€600,000,000	€500,000,000	€700,000,000	£250,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the notes if they purchase any of the notes. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders of notes in whole or in part. We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters may offer some of the notes directly to the public at the respective public offering prices set forth on the cover page of this prospectus supplement and some of the notes to dealers at the respective public offering price less a concession not to exceed 0.250% of the principal amount, in the case of the sustainability notes, 0.350% of the principal amount, in the case of the 1.125% notes, 0.400% of the principal amount, in the case of the 1.375% notes and 0.350% of the principal amount, in the case of the GBP notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.200% of the principal amount, in the case of the sustainability notes, 0.250% of the principal amount, in the case of the 1.125% notes, 0.250% of the principal amount, in the case of the 1.375% notes and 0.250% of the principal amount, in the case of the GBP notes, on sales to other dealers. After the initial offering of the notes of a particular series to the public, the representatives may change the related public offering price and concession.

The following table shows the underwriting discounts that we have agreed to pay to the underwriters in connection with this offering.

	As a Percentage of Principal Amount	Euro Amount
Per sustainability note	0.450%	€2.700,000
Per 1.125% note	0.625%	3,125,000
Per 1.375% note	0.675%	4,725,000

Total		€10,550,000

	As a Percentage of Principal Amount	GBP Amount
Per GBP note	0.550%	£1,375,000

Total		£1,375,000

The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on the NYSE. We expect trading in the notes on the NYSE to begin within 30 days after the original issue date. If such listing is obtained, we will have no obligation to maintain such listing, and we may delist the notes at any time. There is currently no established trading market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market-making with respect to the notes without notice. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes.

In connection with the issue of the notes, the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or overallotment must be conducted by the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) in accordance with all applicable laws and rules.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make because of any of those liabilities.

We estimate that our expenses for the offering of the euro notes, not including the underwriting discounts, will be €2,300,000, and our expenses for the offering of the GBP notes, not including the underwriting discounts, will be £300,000.

Extended Settlement

We expect that delivery of the notes offered hereby will be made against payment thereof on or about the closing date specified on the cover page of this prospectus supplement, which will be the fourth business day following the pricing of the notes (this settlement cycle being referred to as “T+4”). SEC Rule 15c6-1 under the Exchange Act generally requires trades in the secondary market to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade on the day of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+4, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Relationships

Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. BofA Securities, Inc. and Citigroup Global Markets Inc., which are affiliates of certain of the underwriters, are the lead dealer managers for the Tender Offer, and Barclays Capital Inc., BNP Paribas Securities Corp. and Deutsche Bank Securities Inc., which are also affiliates of certain of the underwriters, are co-dealer managers for the Tender Offer.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of the underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Deutsche Bank Trust Company Americas is serving as the trustee, paying agent, security registrar and transfer agent with respect to this offering. Deutsche Bank AG, London Branch, an affiliate of Deutsche Bank Trust Company Americas, is an underwriter for this offering. Pursuant to the Trust Indenture Act of 1939, as amended, if an event of default were to occur with respect to the notes offered herein, Deutsche Bank Trust Company Americas may be deemed to have a conflicting interest, by virtue of being an affiliate of one of the underwriters. In that event, Deutsche Bank Trust Company Americas would be required to resign or eliminate the conflicting interest.

Conflicts of Interest

As described under “Use of Proceeds,” we expect to use the net proceeds from the sale of the 1.125% notes, the 1.375% notes and the GBP notes to pay a portion of the purchase price and accrued interest for the Tender Securities accepted by us for purchase in the Tender Offer. Certain of the underwriters and/or their affiliates may hold a portion of our Tender Securities and thus might receive a portion of the net proceeds from this offering through the repayment of that indebtedness. If 5% or more of the net proceeds from this offering (not including underwriting discounts) is used to repay such outstanding indebtedness held by at least one of the underwriters and/or its affiliates, this offering will be conducted in accordance with FINRA Rule 5121. In such event, such underwriter or underwriters will not confirm sales of the notes to accounts over which they exercise discretionary authority without the prior written approval of the customer. Pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because the notes are “investment grade rated” as defined by FINRA Rule 5121.

Selling Restrictions

The notes are being offered for sale in jurisdictions where it is lawful to make such offers and sales.

Each of the underwriters has represented and agreed that it has not and will not offer, sell or deliver any of the notes directly or indirectly, or distribute this prospectus supplement or the prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the underwriting agreement.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this document. The notes to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre (“DIFC”), this prospectus supplement and the accompanying prospectus are strictly private and confidential and are being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.

European Economic Area

In relation to each member state, no offer of notes may be made to the public in that member state except that the offer of such notes may be made to the public in that member state at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation) subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of notes referred to in (a) through (c) above shall require us or any representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression “an offer to the public” in relation to any notes in any member state means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Italy

The offering of the Notes has not been registered with the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, the “CONSOB”) pursuant to Italian securities legislation and, accordingly, no Notes may be offered, sold or delivered, nor may copies of this prospectus supplement, the accompanying prospectus, or any other document relating to the Notes be distributed in the Republic of Italy (“Italy”), except:

(i)

to qualified investors (investitori qualificati), pursuant to Article 100 of Legislative Decree no. 58 of February 24, 1998 (the “Consolidated Financial Services Act”) and Article 34-ter, paragraph 1, letter (b) of CONSOB regulation No. 11971 of May 14, 1999 (the “CONSOB Regulation”), all as amended; or

(ii)

in any other circumstances where an express exemption from compliance with the restrictions on offers to the public applies, as provided under Article 100 of the Consolidated Financial Services Act and Article 34-ter of the CONSOB Regulation.

Moreover, and subject to the foregoing, any offer, sale or delivery of the Notes or distribution of copies of this prospectus supplement, the accompanying prospectus, or any other document relating to the Notes in Italy under (i) or (ii) above must be:

(iii)

made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Consolidated Financial Services Act, Legislative Decree No. 385 of September 1, 1993 (the “Banking Act”), CONSOB Regulation No. 20307 of February 15, 2018, all as amended;

(iv)

in compliance with Article 129 of the Banking Act, as amended from time to time, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the offering or issue of securities in Italy; and

(v)

in compliance with any securities, tax, exchange control and any other applicable laws and regulations, including any limitation or requirement which may be imposed from time to time, inter alia, by CONSOB or the Bank of Italy.

Any investor purchasing the Notes in the offering is solely responsible for ensuring that any offer or resale of the Notes it purchased in the offering occurs in compliance with applicable Italian laws and regulations.

United Kingdom

The notes may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA.

Hong Kong

The notes may not be offered or sold by means of any document other than: (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations, and the notes may not be sold, issued or offered within Taiwan through a public offering or in a circumstance which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan requiring registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (2) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (1) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (2) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, (ii) where no consideration is given for the transfer, (iii) by operation of law, (iv) as specified in Section 276(7) of the SFA or (v) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

South Korea

The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the notes, the notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the notes acquired by such Korean QIBs in the primary market is limited to less than 20 percent of the aggregate issue amount of the notes, (c) the notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant purchase agreement, subscription agreement, and the offering circular and (e) the Company and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (‘‘FinSA’’) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS

The validity of the notes will be passed upon for us by Kirkland & Ellis LLP, New York, New York. Davis Polk & Wardwell LLP, New York, New York, will pass on certain legal matters for the underwriters.

Kirkland & Ellis LLP and Davis Polk & Wardwell LLP will rely on the opinion of Jonathan Groff, our Counsel – Corporate Securities and Assistant Secretary, with respect to matters of Indiana law.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of our internal control over financial reporting as of December 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus supplement, the accompanying prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION;

DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. The SEC allows us to “incorporate by reference” into this prospectus supplement information which we file with it. This means that we can disclose important information to you by referring you to the documents containing that information and that such information will be regarded as an important part of this prospectus supplement. We encourage you to read the SEC filings incorporated by reference into this prospectus supplement before investing in the notes. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. We make available free of charge most of our SEC filings through our website (www.lilly.com) as soon as reasonably practical after they are filed with the SEC. The information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus supplement.

We incorporate by reference the following documents that we previously filed with the SEC (other than information in such documents that is deemed furnished and not filed):

•

our annual report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 17, 2021 (including the information incorporated by reference therein from our definitive proxy statement on Schedule 14A filed with the SEC on March 19, 2021);

•	our quarterly reports on Form 10-Q for (i) the quarter ended March 31, 2021, filed with the SEC on April 30, 2021 and (ii) the quarter ended June 30, 2021, filed with the SEC on August 3, 2021; and

•

our current reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed with the SEC on January 14, 2021, February 9, 2021, February  17, 2021, May 5, 2021, May  27, 2021, August 17, 2021 and August 25, 2021.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement until the date we have sold all of the notes offered pursuant to this prospectus supplement or this offering is otherwise terminated.

You may also obtain a free copy of these filings by telephoning or writing to us at the following address and telephone number:

Eli Lilly and Company

Attention: Corporate Secretary

Lilly Corporate Center

Indianapolis, Indiana 46285

Telephone: (317) 276-2000

PROSPECTUS

Eli Lilly and Company

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Stock Purchase

Contracts Stock

Purchase Units

You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities.

Under this prospectus, we may offer and sell, from time to time, in one or more offerings:

•	common stock;

•	preferred stock;

•	depositary shares representing preferred stock;

•	debt securities;

•	warrants;

•	stock purchase contracts; and

•	stock purchase units.

Our common stock is listed on the New York Stock Exchange under the symbol “LLY”. Our principal executive offices are located at Lilly Corporate Center, Indianapolis, Indiana 46285, and our telephone number is (317) 276-2000.

The applicable prospectus supplement will contain the specific terms of the securities being offered thereby. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may sell these securities to or through underwriters, dealers or agents. We may also sell these securities directly or through our subsidiaries to purchasers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus.

The date of this prospectus is February 19, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer,” as defined under Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell any of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we offer any of these securities, we will prepare a prospectus supplement that will contain certain specific information about the terms of that offering and the securities being offered thereby. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information; Documents Incorporated by Reference into this Prospectus” in this prospectus in their entirety before investing in any of our securities.

The registration statement that contains this prospectus, and the exhibits to the registration statement, contain additional information about us and the securities that we may offer under this prospectus. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. The registration statement and exhibits can be read at the SEC’s website mentioned under the heading “Where You Can Find More Information; Documents Incorporated by Reference into this Prospectus” in this prospectus.

We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors in our securities; and

•

were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement, are subject to more recent developments, and therefore may no longer be accurate.

RISK FACTORS

Our business is subject to uncertainties and risks, and an investment in our securities involves risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other SEC filings, before investing in our securities. We may include additional risks related to the securities being offered in the prospectus supplement relating to that offering. It is possible that our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected by any of these risks.

WHERE YOU CAN FIND MORE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. The SEC allows us to “incorporate by reference” into this prospectus information which we file with it. This means that we can disclose important information to you by referring you to the documents containing that information and that such information will be regarded as an important part of this prospectus. We encourage you to read the SEC filings incorporated by reference into this prospectus before investing in any of our securities. Our SEC filings are available to the public over the internet on the SEC’s website at http://www.sec.gov. We make available free of charge most of our SEC filings through our website (https://www.lilly.com) as soon as reasonably practical after they are filed with the SEC. The information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus.

We incorporate by reference information contained in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 19, 2019, and in our Current Reports on Form 8-K filed with the SEC on January 7, 2019 (only with respect to information filed under Item 1.01), February  6, 2019 (only with respect to information filed under Item 8.01) and February 11, 2019. We also incorporate the description of our common stock set forth in our registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and any amendment or report filed for the purpose of updating that description.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the filing of the registration statement and, in the case of any particular offering of securities, until such offering of securities is terminated. Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other SEC filings, and such outdated or inconsistent information will no longer be regarded as part of this prospectus.

You may also obtain a free copy of these filings by telephoning or writing to us at the following address and telephone number:

Eli Lilly and Company

Attention: Corporate Secretary

Lilly Corporate Center

Indianapolis, Indiana 46285

Telephone: (317) 276-2000

We are not making an offer to sell, or the solicitation of an offer to buy, any of these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus or the applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, as the case may be, or that the information incorporated by reference herein and therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained. We have not authorized anyone to provide you with different or additional information and, accordingly, you should not rely on any such information if it is provided to you.

ELI LILLY AND COMPANY

We are a worldwide research-based pharmaceutical company. We were incorporated in 1901 in Indiana to succeed to the drug manufacturing business founded in Indianapolis, Indiana in 1876 by Colonel Eli Lilly, and we are focused on the discovery, development, manufacture, marketing and sale of human pharmaceutical products. Most of the products we sell today were discovered or developed by our own scientists, and our success depends to a great extent on our ability to continue to discover or acquire, develop, and bring to market innovative new medicines. We sell a broad range of patented pharmaceutical products, primarily in the following therapeutic areas: endocrinology, oncology, cardiovascular, neuroscience, and immunology. We manufacture and distribute our products through facilities in the United States, Puerto Rico and 13 other countries. Our products are sold in approximately 125 countries.

Our corporate offices are located at Lilly Corporate Center, Indianapolis, Indiana 46285, our telephone number is (317) 276-2000 and our website is https://www.lilly.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information included or incorporated by reference in this prospectus and other statements made by us from time to time contain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include all statements that do not relate solely to historical or current facts and generally can be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue,” or similar expressions.

Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, it is based on management’s current plans and expectations, expressed in good faith and believed to have a reasonable basis. However, we can give no assurance that any such expectation or belief will result or will be achieved or accomplished. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:

•	uncertainties in the pharmaceutical research and development process, including with respect to the timing of anticipated regulatory approvals and launches of new products;

•	market uptake of recently launched products;

•	competitive developments affecting current products and our pipeline;

•	the expiration of intellectual property protection for certain of our products;

•	our ability to protect and enforce patents and other intellectual property;

•	the impact of actions of governmental and private payers affecting pricing of, reimbursement for, and access to pharmaceuticals;

•	regulatory compliance problems or government investigations;

•	regulatory actions regarding currently marketed products;

•	unexpected safety or efficacy concerns associated with our products;

•	issues with product supply stemming from manufacturing difficulties or disruptions;

•	regulatory changes or other developments;

•	changes in patent law or regulations related to data-package exclusivity;

•	litigation involving past, current, or future products as we are largely self-insured;

•

unauthorized disclosure, misappropriation or compromise of trade secrets or other confidential data stored in our information systems, networks, and facilities, or those of third parties with whom we share our data;

•	changes in tax law, including the impact of tax reform legislation enacted in December 2017 and related guidance;

•	changes in foreign currency exchange rates, interest rates, and inflation;

•	asset impairments and restructuring charges;

•	changes in accounting standards promulgated by the Financial Accounting Standards Board and the SEC;

•	acquisitions and business development transactions and related integration costs;

•	information technology system inadequacies or operating failures;

•	reliance on third-party relationships and outsourcing arrangements;

•	the impact of global macroeconomic conditions; and

•

uncertainties and risks related to timing and potential value to us of the planned separation of the Elanco animal health business, including business, industry, and market risks, as well as risks involving the anticipated tax-free nature of the separation.

We caution investors that any forward-looking statements are based on available operational, financial and competitive information at the time such statements were made, and investors should not place undue reliance on these forward-looking statements. More information on factors that could cause actual results or events to differ materially from those anticipated is described under the heading “Risk Factors” above. You should carefully read this information for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. We further note that any forward-looking statements reflect management’s opinion only has of the date on which they were made. Except as is required by law, we expressly disclaim any obligation to publicly release any revisions to forward-looking statements to reflect events after such statements were made.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes, unless otherwise specified in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units that we may offer, from time to time, in future securities offerings. These summaries are not meant to be a complete description of each security. Certain specific terms of any security to be issued pursuant hereto will be set forth in a related prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

As of the date hereof, our authorized capital stock consists of 3,205,000,000 shares, of which 3,200,000,000 shares are common stock, without par value, and 5,000,000 shares are preferred stock, without par value. As of February 13, 2019, there were 1,035,418,562 shares of our common stock outstanding. None of our preferred stock was issued and outstanding as of February 13, 2019. All of our issued and outstanding shares of common stock are fully paid and non-assessable.

Common Stock

Dividend Rights. Subject to the dividend rights of the holders of any outstanding shares of preferred stock, the holders of shares of common stock are entitled to receive ratably dividends as may be lawfully declared at any time by the board of directors.

Rights Upon Liquidation. Upon liquidation, dissolution or winding up of our affairs, after payment to the holders of any outstanding shares of preferred stock of the full amount to which they are entitled, the holders of shares of common stock are entitled, to the exclusion of any holders of preferred stock, to share ratably in our assets that are legally available for distribution after satisfaction of our liabilities.

No Conversion, Redemption or Preemptive Rights. Holders of our common stock have no conversion, redemption, preemptive or similar rights.

Voting Rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. Our amended articles of incorporation do not provide for cumulative voting in the election of directors.

Preferred Stock

Our amended articles of incorporation authorize our board of directors, without further shareholder action, to provide for the issuance of up to 5,000,000 shares of preferred stock, in one or more series, and to fix, by the adoption and filing in accordance with the Indiana Business Corporation Law, or the IBCL, of an amendment or amendments to the amended articles of incorporation, the designations, terms and relative rights and preferences, including the dividend rate, voting rights, conversion rights, redemption and sinking fund provisions and liquidation preferences, of each of these series. We may amend from time to time our amended articles of incorporation to increase the number of authorized shares of preferred stock. Any such amendment would be approved if the votes cast favoring the amendment exceed the votes cast opposing the amendment.

Certain specific terms of any preferred stock that we offer in the future will be described in the applicable prospectus supplement relating to that preferred stock. Investors are urged to carefully review the terms contained in such prospectus supplement, as well as the articles of amendment establishing such terms that we file with the Secretary of State of the State of Indiana and the SEC. Those terms may include:

•	the title and liquidation preference per share of the preferred stock and the number of shares offered;

•	the initial aggregate offering price of the preferred stock;

•

the dividend rate (or method of calculation), the dates on which dividends will be payable, whether dividends shall be cumulative and, if so, the date from which the dividends will begin to accumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	any conversion rights applicable to the preferred stock;

•	the voting rights, if any, of the preferred stock;

•	material federal income tax considerations; and

•	any additional dividend, liquidation, conversion and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

Dividend Rights. The preferred stock will have a preference over the common stock as to the payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation) on the common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation shall be declared and set apart for payment or paid, the holders of shares of each series of preferred stock (unless otherwise set forth in the applicable prospectus supplement) will be entitled to receive dividends when, as and if declared by our board of directors or, if dividends are cumulative, full cumulative dividends for the current and all prior dividend periods. We will pay those dividends either in cash, shares of preferred stock, or otherwise, at the rate and on the date or dates set forth in the applicable prospectus supplement. With respect to each series of preferred stock that has cumulative dividends, the dividends on each share of the series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock as to the payment of dividends, as compared with then- existing and future series of preferred stock.

Rights Upon Liquidation. The preferred stock of each series will be preferred over the common stock and other stock ranking junior to that series of preferred stock as to assets, so that the holders of that series of preferred stock (unless otherwise set forth in the applicable prospectus supplement) will be entitled to be paid, upon our voluntary or involuntary liquidation, dissolution or winding up, and before any distribution is made to the holders of common stock and other stock ranking junior to that series of preferred stock, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock of that series will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up, our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in amounts proportional to the full amounts to which the holders of each series are entitled, subject to any provisions of any series of preferred stock that rank it junior or senior to other series of preferred stock upon liquidation. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock upon liquidation, as compared with then-existing and future series of preferred stock.

Conversion, Redemption or Exchange Rights. The shares of a series of preferred stock will be convertible at the option of the holder of the preferred stock, redeemable at our option or the option of the holder, as applicable, or exchangeable at our option, into another security, in each case, to the extent set forth in the applicable prospectus supplement.

Voting Rights. Except as indicated in the applicable prospectus supplement or as otherwise from time to time required by law, the holders of preferred stock will have no voting rights other than those fixed by the board of directors pursuant to Article 7 of our amended articles of incorporation.

Anti-Takeover Effects of Provisions of our Amended Articles of Incorporation and our Amended By-Laws

Our amended articles of incorporation and our amended by-laws contain certain provisions that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.

Our amended by-laws provide that special meetings of holders of common stock may be called only by our board of directors or the Chairman of the board of directors. Holders of our common stock are not permitted to call a special meeting or to require that our board of directors call a special meeting of shareholders.

Our amended by-laws establish an advance notice procedure for the nomination, other than by or at the direction of our board of directors, of candidates for election as directors as well as for other shareholder proposals to be considered at annual meetings of shareholders. In general, notice of intent to nominate a director or raise business at such meetings must be received by us not less than 120 days nor more than 180 days prior to the date on which our proxy statement is released to shareholders in connection with the previous year’s annual meeting and must contain certain specified information concerning the person to be nominated or the matters to be brought before the meeting and concerning the shareholder submitting the proposal.

Our amended articles of incorporation provide for our board of directors to be divided into three classes of directors, as nearly equal in number as possible, serving staggered terms of office. Approximately one-third of our board of directors is elected each year to three-year terms of office. In addition, our directors (other than directors appointed by holders of preferred stock) may be removed only for cause and only upon the affirmative vote of holders of at least 80% of our outstanding voting stock.

Our amended articles of incorporation provide that, in addition to any affirmative vote required by law, the affirmative vote of holders of at least 80% of our outstanding voting stock shall be necessary to approve certain major business transactions (such as mergers or asset sales with an interested shareholder or our liquidation), unless approved by our board of directors in the manner prescribed in such articles.

Under Section 23-1-39-1 of the IBCL and our amended articles of incorporation and amended by-laws, only our board of directors can amend our amended by-laws, and shareholders do not have the right to amend our amended by-laws.

The foregoing summary is qualified in its entirety by the provisions of our amended articles of incorporation and our amended by-laws, copies of which have been filed with the SEC.

Certain Provisions of the Indiana Business Corporation Law

As an Indiana corporation, we are governed by the IBCL. Under specified circumstances, the following provisions of the IBCL may delay, prevent or make more difficult certain unsolicited acquisitions or changes in control of us. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interest.

Unanimous Written Consent of Shareholders. Under Chapter 29 of the IBCL, any action required or permitted to be taken by the holders of common stock may be effected only at an annual meeting or special meeting of such holders, and shareholders may act in lieu of such meetings only by unanimous written consent.

Control Share Acquisitions. Under Chapter 42 of the IBCL, an acquiring person or group who makes a “control share acquisition” in an “issuing public corporation” may not exercise voting rights on any “control shares” unless these voting rights are conferred by a majority vote of the disinterested shareholders of the issuing public corporation at a special meeting of those shareholders held upon the request and at the expense of the acquiring person. If control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares pursuant to Chapter 44 of the IBCL.

Under the IBCL, “control shares” means shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect to which that person may exercise or direct the exercise of voting power, would otherwise entitle that person (directly or indirectly, alone or as part of a group) to exercise or direct the exercise of the voting power of the issuing public corporation in the election of directors within any of the following ranges:

•	one-fifth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more.

“Control share acquisition” means, subject to specified exceptions, the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. For the purposes of determining whether an acquisition constitutes a control share acquisition, shares acquired within 90 days or under a plan to make a control share acquisition are considered to have been acquired in the same acquisition. “Issuing public corporation” means a corporation which has (i) 100 or more shareholders, (ii) its principal place of business or its principal office in Indiana, or that owns or controls assets within Indiana having a fair market value of greater than $1,000,000, and (iii) (A) more than 10% of its shareholders resident in Indiana, (B) more than 10% of its shares owned of record or owned beneficially by Indiana residents, or (C) 1,000 shareholders resident in Indiana.

The above provisions do not apply if, before a control share acquisition is made, the corporation’s articles of incorporation or by-laws, including a by-law adopted by the corporation’s board of directors, provide that they do not apply. Our amended articles of incorporation and our amended by-laws do not currently exclude us from Chapter 42.

Certain Business Combinations. Chapter 43 of the IBCL restricts the ability of a “resident domestic corporation” to engage in any business combinations with an “interested shareholder” for five years after the date the interested shareholder became such, unless the business combination or the purchase of shares by the interested shareholder on the interested shareholder’s date of acquiring shares is approved by the board of directors of the resident domestic corporation before that date. If the business combination was not previously approved, the interested shareholder may effect a business combination after the five-year period only if that shareholder receives approval from a majority of the disinterested shareholders or the offer meets specified fair price criteria. For purposes of the above provisions, “resident domestic corporation” means an Indiana corporation that has 100 or more shareholders. “Interested shareholder” means any person, other than the resident domestic corporation or its subsidiaries, who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (2) an affiliate or associate of the resident domestic corporation, which at any time within the five-year period immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation.

The definition of “beneficial owner” for purposes of Chapter 43, means a person who individually or with or through any of its affiliates or associates, directly or indirectly, owns or has the right to acquire or vote the subject shares (excluding voting rights under revocable proxies made in accordance with federal law), has any agreement, arrangement or understanding for the purpose of acquiring, holding or voting or disposing of the subject shares, or holds any “derivative instrument” that includes the opportunity to profit or share in any profit derived from any increase in the value of the subject shares.

The above provisions do not apply to corporations that elect not to be subject to Chapter 43 in an amendment to their articles of incorporation approved by a majority of the disinterested shareholders. That amendment, however, cannot become effective until 18 months after its passage and would apply only to share acquisitions occurring after its effective date. Our amended articles of incorporation do not exclude us from Chapter 43.

Directors’ Duties and Liability. Under Chapter 35 of the IBCL, directors are required to discharge their duties:

•	in good faith;

•	with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

•	in a manner the directors reasonably believe to be in the best interests of the corporation.

However, the IBCL also provides that a director is not liable for any action taken as a director, or any failure to act, regardless of the nature of the alleged breach of duty (including breaches of the duty of care, the duty of loyalty, and the duty of good faith) unless the director has breached or failed to perform the duties of the director’s office and the action or failure to act constitutes willful misconduct or recklessness.

This exoneration from liability under the IBCL does not affect the liability of directors for violations of the federal securities laws.

Chapter 35 of the IBCL also provides that a board of directors, in discharging its duties, may consider, in its discretion, both the long-term and short-term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects of an action on the corporation’s shareholders, employees, suppliers and customers and the communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent. Directors are not required to consider the effects of a proposed corporate action on any particular corporate constituent group or interest as a dominant or controlling factor. If a determination is made with the approval of a majority of the disinterested directors of the board, that determination is conclusively presumed to be valid unless it can be demonstrated that the determination was not made in good faith after reasonable investigation. Chapter 35 specifically provides that specified judicial decisions in Delaware and other jurisdictions, which might otherwise be looked upon for guidance in interpreting Indiana corporate law, including decisions that impose a higher or different degree of scrutiny on actions taken by directors in response to a proposed acquisition of control of the corporation, are inconsistent with the proper application of the business judgment rule under that section.

Mandatory Classified Board of Directors. Under Chapter 33 of the IBCL, a corporation with a class of voting shares registered with the SEC under Section 12 of the Exchange Act must have a classified board of directors unless the corporation adopts a by-law expressly electing not to be governed by this provision by the later of July 31, 2009 or 30 days after the corporation’s voting shares are registered under Section 12 of the Exchange Act. Although our amended articles of incorporation provide for a classified board of directors (and that provision can only be amended upon the affirmative vote of holders of at least 80% of our outstanding voting stock), we adopted an amendment to our amended by-laws electing not to be subject to this mandatory requirement effective July 13, 2009; however, the IBCL permits this election to be rescinded by subsequent action of our board of directors.

Certain Effects of Authorized But Unissued Stock

Our authorized but unissued shares of common stock and preferred stock may be issued without additional shareholder approval and may be utilized for a variety of corporate purposes, including future offerings to raise additional capital or to facilitate corporate acquisitions.

The issuance of preferred stock could have the effect of delaying or preventing a change in control of our company. The issuance of preferred stock could decrease the amount available for distribution to holders of our common stock or could adversely affect the rights and powers, including voting rights, of such holders. In certain circumstances, such issuance could have the effect of decreasing the market price of our common stock.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of us.

We plan to issue additional shares of common stock in connection with our employee benefit plans.

Transfer Agent and Registrar

EQ Shareowner Services acts as transfer agent and registrar of our common stock.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “LLY”.

DESCRIPTION OF DEPOSITARY SHARES

The following description of depositary shares does not purport to be complete and is subject to, and qualified in its entirety by, (i) the deposit agreement to be entered into between us and a bank or trust company selected by us and (ii) the depositary receipt relating to the preferred stock that is attached to such deposit agreement. You should read these documents as they, and not this description, define your rights as a holder of depositary shares. Forms of these documents will be deemed filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary of depositary receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under the deposit agreement. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each holder of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in the applicable prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the holders of depositary shares in proportion to the number of depositary shares that they own on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add any undistributed balance to, and treat it as part of, the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the holders of depositary shares in proportion, insofar as possible, to the number of depositary shares owned by them, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange and Redemption

If the preferred stock underlying the depositary shares may be converted or exchanged, each holder of depositary receipts will have the right or obligation, as applicable, to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the underlying preferred stock. The depositary will send notice of redemption to the holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the underlying preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or any other method.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will send the particulars of the meeting to the holders of the depositary shares. Each holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Record Date

Whenever (1) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the underlying preferred stock, or (2) the depositary shall receive notice of any meeting at which holders of the underlying preferred stock are entitled to vote or of which holders of the underlying preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any of the underlying preferred stock, the depositary shall in each such instance fix a record date (which shall be the same as the record date for the underlying preferred stock) for the determination of the holders (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the deposit agreement.

Amendments

We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has sent notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may, at our option, direct the depositary to terminate the deposit agreement by sending a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares, or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the underlying preferred stock to the holders of the related depositary shares.

The depositary may likewise terminate the deposit agreement if at any time 60 days shall have expired after the depositary shall have delivered to us a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue (1) to collect dividends on the underlying preferred stock and any other distributions with respect thereto and (2) to deliver the underlying preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell any underlying preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts which have not been surrendered.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering written notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended articles of incorporation to furnish to the holders of the preferred stock. The depositary will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. The depositary will not be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting the depositary to do so furnish it with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF DEBT SECURITIES

We may offer and issue our debt securities from time to time in one or more series. The debt securities are to be issued under an indenture, dated as of February 1, 1991, between us and Deutsche Bank Trust Company Americas (as successor to Citibank, N.A.), as trustee. The indenture does not limit the aggregate principal amount of the debt securities that may be issued thereunder. The indenture, which incorporates our standard multiple-series indenture provisions as Annex A thereto, is an exhibit to the registration statement of which this prospectus is a part. The following information summarizes certain general terms of the debt securities as described in the indenture. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

We will summarize in the applicable prospectus supplement certain specific terms of the debt securities, any modifications of or additions to the general terms of the debt securities described herein and any applicable material federal income tax considerations. Accordingly, please read both this prospectus and the applicable prospectus supplement for a summary of the terms of the debt securities of any particular series. Any such summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the actual provisions of the indenture and the debt securities.

For purposes of this summary, the terms the “company,” “we,” “our” and “us” refer only to Eli Lilly and Company and not to any of its subsidiaries, unless we specify otherwise.

General

The debt securities will be our unsecured general obligations. The indebtedness represented by the debt securities will rank equally with all other unsecured and unsubordinated indebtedness of our company. The debt securities may be issued in one or more series, and unless otherwise provided, a series may be reopened for the issuance of additional debt securities of such series. Also, a single series may be issued at various times with different maturity dates, different interest rates and different dates from which interest accrues. One or more series of debt securities may be issued with the same or various maturities at par or at a discount. Debt securities bearing no interest or interest at a rate which at the time of issuance is below the market rate (“original issue discount securities”) will be sold at a discount below their stated principal amount. This discount may be substantial. We will provide information regarding material federal income tax consequences and other special considerations applicable to any original issue discount securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies.

A prospectus supplement relating to a series of debt securities will include certain specific terms, including some or all of the following:

•	the title;

•	the aggregate principal amount and any limit thereon;

•	the price or prices at which such debt securities will be sold;

•	the date or dates on which or periods during which such debt securities may be issued;

•	the date or dates on which the principal, and premium, if any, is payable or the method of determining the date or dates;

•	the method by which principal and premium, if any, will be determined;

•	if interest bearing:

•	the interest rate;

•	the method by which the interest rate will be determined;

•	the date from which interest will accrue;

•	interest payment dates; and

•	the regular record date for the interest payable on any interest payment date;

•	the place or places where the principal, premium, if any, and interest, if any, shall be payable;

•

if the series of debt securities may be redeemed in whole or in part, at our option, the period or periods within which, the price or prices at which and the terms and conditions upon which, we may redeem such debt securities;

•	the denominations, if other than $1,000, in which any registered securities of the series shall be issuable;

•	the denominations, if other than $5,000, in which any bearer securities of the series shall be issuable;

•	if issued as original issue discount securities:

•	the amount of discount; and

•	material federal income tax consequences and other special considerations applicable to original issue discount securities;

•	whether such debt securities will be issued as registered securities or bearer securities or both, and, if bearer securities are issued:

•	whether such bearer securities are also to be issued as registered securities; and

•	the manner in which the bearer securities are to be dated;

•	provisions for payment of additional amounts, if any, and whether we will have the option to redeem such debt securities rather than pay the additional amounts and the terms of that option;

•	if denominated or payable in a foreign currency:

•	the currency or currencies of denomination;

•	the designation of the currency or currencies in which payment of principal, premium, if any, and interest, if any, will be made; and

•	the designation of the dollar determination agent, if any;

•

whether we will use a global security, the name of the depositary for the global security and, if such debt securities are issuable only as registered securities, the terms, if any, upon which interests in the global security may be exchanged for definitive debt securities;

•

the extent to which, or the manner in which, any interest payable on any such debt security in temporary global form on an interest payment date will be paid and the extent to which, or the manner in which, any interest payable on any such debt security in permanent global form on an interest payment date will be paid;

•	if less than the principal amount thereof, the portion of the principal amount of such debt securities payable upon declaration of acceleration of their maturity;

•	the provisions, if any, relating to the cancellation and satisfaction of the indenture or certain covenants of the indenture prior to the maturity of the debt securities;

•	any deletions, modifications of or additions to the events of default in the indenture; and

•

any other terms or conditions not specified in the indenture. Any such other terms must not conflict with the requirements of the Trust Indenture Act and the provisions of the indenture and must not adversely affect the rights of the holders of any other series of debt securities then outstanding.

We may authorize the issuance and provide for the terms of a series of debt securities pursuant to a resolution of our board of directors or any duly authorized committee of our board of directors or pursuant to a supplemental indenture.

We may issue the debt securities as registered securities, bearer securities or both. We may issue the debt securities in whole or in part in the form of one or more global securities. One or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or global securities.

If we issue bearer securities, we will describe the limitations on the issuance of the bearer securities as well as certain material federal income tax consequences and other special considerations applicable to bearer securities in an applicable prospectus supplement.

Exchange, Registration and Transfer

A holder of debt securities in bearer form may, upon written request in accordance with the terms of the indenture, exchange the bearer securities for (1) registered securities (with all unmatured coupons, except as provided below) of the same series, with the same interest rate and maturity date (if the debt securities of such series are to be issued as registered securities) or (2) bearer securities (if bearer securities of such series are to be issued in more than one denomination) of the same series with the same interest rate and maturity date. However, no bearer security will be delivered in or to the United States, and registered securities of any series (other than a global security, except as set forth below) will be exchangeable into an equal aggregate principal amount of registered securities of the same series (with the same interest rate and maturity date) of different authorized denominations. If a holder surrenders bearer securities between a record date and the relevant interest payment date, such holder will not be required to surrender the coupon relating to such interest payment date. Registered securities may not be exchanged for bearer securities.

Bearer or registered securities may be presented for exchange, and registered securities, other than a global security, may be presented for transfer, at the office of any transfer agent or at the office of the security registrar, without service charge and upon payment of any taxes and other governmental charges as provided in the indenture. The transfer or exchange will be completed upon the transfer agent or the security registrar’s satisfaction with the documents of title and identity of the person making the request. Bearer securities, and the coupons, if any, relating to the bearer securities, shall be transferred by delivery of the bearer securities.

Global Securities

We may issue debt securities of a series in whole or in part in the form of one or more global securities. The global securities will be deposited with, or on behalf of, the depositary named in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until the global security is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary (or its nominee) for such global security. If transferred in whole, the following are types of transfers which are allowed for global securities:

•	the depositary may transfer the global security to a nominee of that depositary;

•	a nominee of the depositary may transfer the global security to the depositary or another nominee of that depositary; and

•	the depositary or any nominee of that depositary may transfer the global security to a successor depositary or a nominee of that successor depositary.

The specific terms of the depositary arrangement with respect to any debt securities of a series will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of participant institutions that have accounts with the depositary. We or the underwriters, if the debt securities were sold by underwriters, shall designate the accounts to be credited. We will limit ownership of beneficial interests in a global security to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on records maintained by the depositary. The transfer of the ownership of the global security will be effected only through the records maintained by the depositary. The laws of some states require that certain purchasers of debt securities take physical delivery of such debt securities in definitive form. These laws may impair your ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the owner of the global security, that depositary or nominee will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security (1) will not be entitled to have debt securities of the series represented by the global security registered in their names, (2) will not receive or be entitled to receive physical delivery of debt securities of the series in definitive form, and (3) will not be considered the owners or holders thereof under the indenture governing the debt securities.

Subject to certain limitations on the issuance of bearer securities which will be described in the applicable prospectus supplement, payments of principal of, premium, if any, and interest, if any, on debt securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the registered owner or the holder of the global security representing those debt securities. None of the company, the applicable trustee, any paying agent or the applicable security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for the debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for debt securities of a series, upon receipt of any payment of principal, premium, if any, or interest, if any, in respect of a permanent global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with debt securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants. There may be restrictions on receipt by owners of beneficial interests in a temporary global security of payments in respect of such temporary global security. We will describe any such restrictions in the applicable prospectus supplement.

If a depositary for debt securities of a series is at any time unwilling or unable to continue as depositary, or is ineligible to act as depositary, and we do not appoint a successor depositary within 90 days, we will issue debt securities of that series in definitive form in exchange for the global security or securities representing the debt securities of that series. In addition, we may at any time and in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. If we decide not to have any debt securities of a series represented by a global security, we will issue debt securities of that series in definitive form in exchange for the global security or securities representing such debt securities. Further, if we so provide with respect to the debt securities of a series, each person specified by the depositary of the global security representing debt securities of such series may, on terms acceptable to us and the depositary for such global security, receive debt securities of such series in definitive form. In any such instance, each person so specified by the depositary of the global security will be entitled to physical delivery in definitive form of debt securities of the series represented by the global security equal in principal amount to the person’s beneficial interest in the global security. Debt securities of that series so issued in definitive form will be issued (1) as registered securities if the debt securities of that series are to be issued as registered securities, (2) as bearer securities if the debt securities of that series are to be issued as bearer securities or (3) as either registered securities or bearer securities, if the debt securities of that series are to be issued in either form. A description of certain restrictions on the issuance of a bearer security in definitive form in exchange for an interest in a global security will, if applicable, be contained in the applicable prospectus supplement.

Payment and Paying Agents

Bearer Securities

We will pay the principal, interest, if any, and premium, if any, on bearer securities in the currency or currency unit designated in the prospectus supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as we may appoint from time to time. At the option of a holder, we will make such payment by a check in the designated currency or currency unit or by transfer to an account in the designated currency or currency unit maintained by the payee with a bank located outside the United States. We will make no payment with respect to any bearer security:

•	at the principal corporate trust office of the trustee or any other paying agency maintained by us in the United States by transfer to an account with a bank located in the United States; or

•	by check mailed to an address in the United States.

However, we may pay principal, interest, if any, and premium, if any, on bearer securities in U.S. dollars at the principal corporate trust office of the trustee in the Borough of Manhattan, The City of New York, if payment of the full amount thereof at all paying agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

Registered Securities

Unless otherwise set forth in the applicable prospectus supplement,

•

we will pay the principal and premium, if any, on registered securities in the designated currency or currency unit against surrender of such registered securities at the principal corporate trust office of the trustee in the Borough of Manhattan, The City of New York,

•

we will pay any installment of interest, if any, on registered securities to the person in whose name the registered security is registered at the close of business on the regular record date for any such interest, and

•

we will pay any installment of interest, if any, at our option, (1) at the principal corporate trust office of the trustee in the Borough of Manhattan, The City of New York or (2) by a check in the designated currency or currency unit mailed to each holder of a registered security at such holder’s registered address.

We will name in the prospectus supplement the paying agents, if any, outside the United States initially appointed by us for a series of debt securities. We may terminate the appointment of any of the paying agents from time to time, except that we will maintain at least one paying agent in the Borough of Manhattan, The City of New York, for payments with respect to registered securities. We will also maintain at least one paying agent in a city in Europe so long as any bearer securities are outstanding where bearer securities may be presented for payment and may be surrendered for exchange. However, so long as any series of debt securities is listed on any stock exchange located outside the United States and such stock exchange shall so require, we will maintain a paying agent in any required city located outside the United States, for those series of debt securities.

All moneys we pay to the trustee or a paying agent for the payment of principal of or premium, if any, or interest, if any, on any debt security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, and the holder of such debt security entitled to receive such payment will thereafter look only to us for payment thereof.

Concerning the Trustee

Deutsche Bank Trust Company Americas is the current trustee under the indenture. The trustee shall, prior to the occurrence of any event of default with respect to the debt securities of any series and after the curing or waiving of all events of default with respect to such series which have occurred, perform only such duties as are specifically set forth in such indenture. During the existence of any event of default with respect to the debt securities of any series, the trustee shall exercise such of the rights and powers vested in it under the indenture with respect to such series and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

The trustee may acquire and hold debt securities and, subject to certain conditions, otherwise deal with us as if it were not trustee under the indenture.

The trustee and its affiliates have in the past provided, and may from time to time in the future provide, trustee, commercial banking, investment banking and other services to us in the ordinary course of their respective businesses for which they have received, and will receive, customary compensation.

Modification of the Indenture

The indenture contains provisions permitting us and the trustee, without the consent of the holders of the debt securities, to establish, among other things, the form and terms of any series of debt securities issuable under the indenture by one or more supplemental indentures, to add covenants and to provide for security for the debt securities.

With the consent of the holders of not less than a majority of the aggregate principal amount of the debt securities of any series at the time outstanding, we and the trustee may execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of any supplemental indenture with respect to the debt securities of such series or modifying in any manner the rights of the holders of the debt securities of such series. However, without the consent of the holders of each debt security so affected, we and the trustee may not (1) extend the fixed maturity, or the earlier optional date of maturity, if any, of any debt security of such series, (2) reduce the principal amount of any debt security of such series, (3) reduce the premium of any debt security of such series, if any, (4) reduce the rate or extend the time of payment of interest, if any, of any debt security of such series, or (5) make the principal thereof or premium, if any, or interest, if any, of any debt security of such series payable in any currency other than as provided therein or pursuant to the indenture. Also, without the consent of the holders of all debt securities of such series outstanding thereunder, we and the trustee may not reduce the percentage of debt securities of such series, the holders of which are required to consent to any such supplemental indenture.

Certain Covenants of Debt Securities

The indenture contains, among other things, the following covenants:

Limitation on Liens. We will not, and will not permit any of our subsidiaries to, create, assume or suffer to exist any lien on restricted property to secure any of our debt, any debt of any of our subsidiaries or any debt of any other person unless we also secure the debt securities of any series having the benefit of this covenant by a lien equally and ratably with such other debt for so long as such other debt shall be so secured. The indenture contains the following exceptions to the foregoing prohibition:

(i)	liens existing on property owned or leased by a corporation existing when such corporation becomes a subsidiary;

(ii)	liens existing on the date of issuance of the first debt security of the particular series;

(iii)	liens existing on property when the property was acquired by us or any of our subsidiaries;

(iv)

liens to secure debt incurred prior to, at the time of or within 12 months after the acquisition of restricted property or the completion of the construction, alteration, repair or improvement of restricted property, as the case may be, for the purpose of financing all or a part of the purchase price or cost thereof and liens to the extent they secure debt in excess of such purchase price or cost and for the payment of which recourse may be had only against such restricted property;

(v)

certain liens in favor of governmental entities that are required by the provisions of any contract or statute, or any liens securing industrial development, pollution control or similar revenue bonds;

(vi)	any lien securing debt of a subsidiary owing to us or to another subsidiary;

(vii)

any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any lien referred to in clauses (i) through (vi) above, inclusive, so long as (1) the principal amount of the debt secured thereby does not exceed the principal amount of debt so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the lien as well) and (2) the lien is limited to the same property subject to the lien so extended, renewed or replaced (and improvements on the property); and

(viii)	any lien that would not otherwise be permitted by clauses (i) through (vii) above, inclusive, securing debt which, together with:

•	the aggregate outstanding principal amount of all other debt of ours and our subsidiaries owning restricted property which would otherwise be subject to the foregoing restrictions, and

•

the aggregate value of existing sale and leaseback transactions which would be subject to the foregoing restrictions absent this clause (viii), does not exceed 15% of our consolidated net tangible assets.

Limitation on Sale and Leaseback Transactions. We will not, and will not permit any of our subsidiaries owning restricted property to, enter into any sale and leaseback transaction unless:

(1)

our company or such subsidiary could incur debt, in a principal amount at least equal to the value of such sale and leaseback transaction, secured by a lien on the property to be leased (without equally and ratably securing the outstanding debt securities) because such lien would be of a character that no violation of the covenant described under “ Limitations on Liens” above would result; or

(2)

we apply, during the six months following the effective date of the sale and leaseback transaction, an amount equal to the value of the sale and leaseback transaction to the voluntary retirement of funded debt (whether by redemption, defeasance, repurchase, or otherwise) or to the acquisition of restricted property.

Definitions of Certain Terms

The following are the meanings of terms that are important in understanding the covenants previously described:

•

“consolidated net tangible assets” means the total assets (less applicable reserves and other properly deductible items) less current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on our most recent consolidated balance sheet determined in accordance with generally accepted accounting principles.

•

“funded debt” means our indebtedness or the indebtedness of a subsidiary owning restricted property maturing by its terms more than one year after its creation and indebtedness classified as long-term debt under generally accepted accounting principles and in each case ranking at least pari passu with the debt securities.

•

“original issue discount security” means any debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity thereof pursuant to the indenture.

•	“restricted property” means

•

any manufacturing facility (or portion thereof) owned or leased by us or any of our subsidiaries and located within the continental United States which, in the opinion of our board of directors (or a committee thereof), is of material importance to our business and the business of our subsidiaries taken as a whole, but no such manufacturing facility (or portion thereof) shall be deemed of material importance if its gross book value, before deducting accumulated depreciation, is less than 2% of our consolidated net tangible assets; or

•	any shares of capital stock or indebtedness of any subsidiary owning any such manufacturing facility.

•

“sale and leaseback transaction” means any arrangement with any person providing for the leasing by us or any subsidiary of any restricted property which has been or is to be sold or transferred by us or such subsidiary to such person, excluding (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases between us and a subsidiary or between subsidiaries, (3) leases of a restricted property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the restricted property, and (4) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended.

•

“subsidiary” means any corporation more than 50% of the voting stock of which shall at the time be owned by us or by one or more subsidiaries or by us and one or more subsidiaries, but shall not include any corporation of which we and/or one or more subsidiaries owns directly or indirectly, less than 50% of the outstanding stock of all classes having ordinary voting power for the election of directors but more than 50% of the outstanding shares of stock of a class having by its terms ordinary voting power as a class to elect a majority of the board of directors of such corporation.

•

“value” means, with respect to a sale and leaseback transaction, an amount equal to the net present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the weighted average interest rate on the debt securities of all series (including the yield to maturity on any original issue discount securities) which are outstanding on the effective date of such sale and leaseback transaction.

Because the covenants described above cover only manufacturing facilities in the continental United States, our manufacturing facilities in Puerto Rico and elsewhere in the world are excluded from the operation of the covenants described above.

Except as described in “Merger or Consolidation” below, there are no other restrictive covenants contained in the indenture. The indenture does not contain any provision which restricts us from incurring, assuming or becoming liable with respect to any indebtedness or other obligations, whether secured or unsecured, or from paying dividends or making other distributions on our capital stock or purchasing or redeeming our capital stock. The indenture does not contain any financial ratios, or specified levels of net worth or liquidity to which we must adhere. In addition, the indenture does not contain any provision which would require that we repurchase or redeem or otherwise modify the terms of any of our debt securities upon a change in control or other events involving us which may adversely affect the creditworthiness of the debt securities.

Events of Default

The indenture provides that, with respect to any series of debt securities, an event of default consists of:

•	failure to pay interest when due on any debt securities of such series that continues for 30 days;

•	failure to pay principal or premium, if any, when due (whether at maturity, upon redemption, by declaration or otherwise) on any debt securities of such series;

•

failure to observe or perform the covenant in the indenture described below under “Merger or Consolidation” after written notice from the trustee or holders of 25% or more in aggregate principal amount of debt securities of such series outstanding thereunder;

•

failure to observe or perform any of our covenants in the indenture or the debt securities of such series (other than a covenant included in the indenture or the debt securities solely for the benefit of a series of debt securities other than such series), continued for 60 days (except in the case of a violation of the covenant described below under “Merger or Consolidation”) after written notice from the trustee or the holders of 25% or more in aggregate principal amount, of debt securities of such series outstanding thereunder;

•	certain events of our bankruptcy, insolvency or reorganization; and

•	any other event of default as may be specified for such series.

The indenture provides that if an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing, either the trustee or the holders of 25% or more in aggregate principal amount (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of debt securities of such series outstanding may declare the principal amount of all debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before there has been a sale of property under a judgment or decree for the payment of moneys due, the holders of a majority in aggregate principal amount of the debt securities of such series outstanding may waive the default and rescind the declaration and its consequences if:

1.	we have paid or deposited with the trustee a sum sufficient to pay:

a.	all matured installments of interest upon all the debt securities of such series;

b.	the principal of and premium, if any, on any and all debt securities of such series which have become due other than by declaration;

c.

interest on overdue installments of interest, to the extent legally enforceable under applicable law, and on such principal of and premium, if any, on each debt security of such series at the rate borne by such debt security to the date of such payment or deposit or yield to maturity (in the case of an original issue discount security); and

d.	the expenses of the trustee, and reasonable compensation to the trustee, agents, attorneys and counsel; and

2.	any and all defaults under the indenture, other than the nonpayment of principal on the debt securities of such series which may have become due by declaration, have been remedied.

The indenture provides that the holders of a majority in aggregate principal amount of the debt securities of any series outstanding under the indenture may, subject to certain exceptions, direct the trustee as to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power or trust conferred upon the trustee. The holders of a majority in aggregate principal amount of the debt securities of any series outstanding may on behalf of all holders of debt securities of such series waive any past default and its consequences with respect to debt securities of such series, except a default in the payment of the principal of, premium, if any, or interest, if any, on any of the debt securities of such series.

Holders of any debt securities of any series may not institute any proceeding to enforce the indenture or any remedy thereunder unless the trustee shall have failed to act for 60 days after a request and offer of reasonable indemnity by the holders of 25% or more in aggregate principal amount of the debt securities of such series outstanding. However, the right of any holder of any security of any series to enforce payment of the principal of or premium, if any, or interest, if any, on its debt securities when due shall not be impaired without the consent of such holder.

The trustee is required to give the holders of any debt security of any series notice of default with respect to such series known to it within 90 days after the happening of the default, unless cured before the giving of such notice. However, except for defaults in payments of the principal of or premium, if any, or interest, if any, on the debt securities of such series, the trustee may withhold notice if and so long as it determines in good faith that the withholding of such notice is in the interests of the holders of the debt securities of such series.

We are required to deliver to the trustee each year an officers’ certificate stating whether such officers have obtained knowledge of any default by our company in the performance of all covenants and, if so, specifying the nature of such default.

Merger or Consolidation

The indenture provides that without the consent of the holders of any of the outstanding debt securities under the indenture, we may consolidate with or merge into, or transfer or lease substantially all of our assets to, any domestic corporation, association, company or business trust (as used in this subsection, a “corporation”), provided:

•	the successor corporation assumes all of our payment obligations under the debt securities and the performance of all of our other covenants under the indenture; and

•	certain other conditions described in the indenture are met.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. As a result of this uncertainty:

i.

there could be a disagreement between us and the holders of debt securities over whether, as a condition to a transfer or lease of our assets, the successor entity is required to assume our obligations under the indenture and, consequently, whether a failure to assume such obligations would result in an event of default under the indenture;

ii.

in the event that the holders of debt securities attempt to declare an event of default and exercise their acceleration rights under the indenture in such circumstances and we contest such action, there can be no assurance as to how a court interpreting applicable law would interpret the phrase “substantially all”; and

iii.	it may be difficult for holders to debt securities to declare an event of default and exercise their acceleration rights.

Discharge, Legal Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice) by irrevocably depositing with the trustee, in trust, funds in the currency or currencies in which those debt securities are payable in an amount sufficient to pay the entire indebtedness on those debt securities in respect of principal, premium, if any, and interest, if any, to the date of that deposit (if those debt securities have become due and payable) or to the maturity date, as the case may be.

At our option, we may be discharged, subject to certain terms and conditions, from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer and exchange of debt securities, replace, stolen, lost or mutilated debt securities and coupons, maintain paying agencies and hold moneys for payment in trust) or need not comply with certain restrictive covenants of the indenture if:

(1) we have deposited with the trustee, in trust, money, and in the case of debt securities and coupons denominated in U.S. dollars, U.S. government obligations or, in the case of debt securities and coupons denominated in a foreign currency, foreign currency government securities, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money or a combination of money, and either U.S. government securities or foreign currency government securities, as the case may be, in an amount sufficient to pay in the currency in which the debt securities are payable all the principal of and premium, if any, and interest, if any, on the debt securities on the date such payments are due in accordance with the debt securities;

(2) (i) no event of default or event which with notice or lapse of time would become an event of default shall have occurred and be continuing on the date of such deposit, (ii) no event of default relating to our bankruptcy, insolvency or reorganization, or event which with notice or lapse of time or both would become such an event of default, shall have occurred within 90 days after the date of such deposit, and (iii) such deposit and discharge will not result in any default or event of default under any material indenture, agreement or other instrument binding upon us or any of our properties;

(3) we have delivered to the trustee an opinion of counsel to the effect that such deposit and discharge will not cause the holders of the debt securities of such series to recognize income, gain or loss for federal income tax purposes and that such holders will be subject to federal income tax in the same amounts, manner and time had such deposit and discharge not occurred; and

(4) we have delivered to the trustee an officers’ certificate and an opinion from our counsel stating that we have complied with all conditions precedent set forth in the indenture or the applicable supplemental indenture relating to the satisfaction and discharge of the indebtedness of the series of debt securities.

Governing Law

The indenture and the debt securities for all purposes will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue debt warrants for the purchase of debt securities or stock warrants for the purchase of preferred stock or common stock.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, including the forms of certificates representing the warrants reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, will be filed as exhibits to the registration statement of which this prospectus forms a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.

Debt Warrants

General. Reference is made to the applicable prospectus supplement for the terms of debt warrants in respect of which this prospectus is being delivered, the debt securities warrant agreement relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such debt warrants and the procedures and conditions relating to the exercise of such debt warrants;

•	the designation and terms of any related debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	the date, if any, on and after which such debt warrants and any related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;

•	the offering price of such debt warrants, if any;

•	the initial price at which such debt securities may be purchased upon exercise of debt warrants and any provision with respect to the adjustment thereof;

•	the denominations of such debt warrants;

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	redemption provisions of such debt warrants, if any; and

•	any other terms of the debt warrants.

The debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to any payments of principal and premium, if any, and interest, if any, on the debt securities purchasable upon such exercise.

Exercise of Debt Warrants. Each debt warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the debt warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, debt warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

Stock Warrants

General. Reference is made to the applicable prospectus supplement for the terms of stock warrants in respect of which this prospectus is being delivered, the stock warrant agreement relating to such stock warrants and the stock warrant certificates representing such stock warrants, including the following:

•	the type and number of shares of preferred stock or common stock purchasable upon exercise of such stock warrants and the procedures and conditions relating to the exercise of such stock warrants;

•	the date, if any, on and after which such stock warrants and related preferred stock or common stock will be separately tradeable;

•	the offering price of such stock warrants, if any;

•	the initial price at which such shares may be purchased upon exercise of stock warrants and any provision with respect to the adjustment thereof;

•	the denominations of such stock warrants;

•	the date on which the right to exercise such stock warrants shall commence and the date on which such right shall expire;

•	a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of stock warrants;

•	redemption provisions of such stock warrants, if any;

•	any other terms of the stock warrants;

•	anti-dilution provisions of the stock warrants, if any; and

•	other information relating to any capital stock purchasable upon exercise of such stock warrants.

The stock warrant certificates will be exchangeable for new stock warrant certificates of different denominations and stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their stock warrants, holders of stock warrants will not have any of the rights of holders of shares of capital stock purchasable upon such exercise and will not be entitled to any dividend or other distribution payments on such capital stock purchasable upon such exercise.

Exercise of Stock Warrants. Each stock warrant will entitle the holder to purchase for cash such number of shares of preferred stock or common stock, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the stock warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, stock warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised stock warrants will become void.

Stock warrants may be exercised as set forth in the applicable prospectus supplement relating thereto. Upon receipt of payment and the stock warrant certificates properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of capital stock purchasable upon such exercise. If less than all of the stock warrants represented by such stock warrant certificate are exercised, a new stock warrant certificate will be issued for the remaining amount of stock warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and requiring us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, or stock purchase units, consisting of a stock purchase contract and either (x) senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder’s obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued.

PLAN OF DISTRIBUTION

We may sell the offered securities in five ways: (1) to or through underwriters; (2) to or through dealers; (3) through agents; (4) directly or through our subsidiaries to purchasers; and (5) through a combination of the foregoing methods.

We may distribute the offered securities from time to time in one or more transactions at (1) a fixed price or prices, which may be changed, (2) at market prices prevailing at the time of sale, (3) at prices related to such market prices, or (4) at negotiated prices.

If underwriters are used in the offering of the offered securities, the names of the managing underwriter or underwriters and any other underwriters and certain terms of the offering, including compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement. Only underwriters named in the applicable prospectus supplement will be deemed to be underwriters in connection with the offered securities described in that prospectus supplement. Firms not so named will have no direct or indirect participation in the underwriting of such securities, although such a firm may participate in the distribution of those securities under circumstances entitling that firm to a dealer’s commission. It is anticipated that any underwriting agreement pertaining to any offered securities will (i) entitle the underwriters to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which the underwriters may be required to make in respect thereof, (ii) provide that the obligations of the underwriters will be subject to certain conditions precedent, and (iii) provide that the underwriters generally will be obligated to purchase all of the offered securities if any are purchased.

We also may sell the offered securities to a dealer as principal. If we sell the offered securities to a dealer as a principal, then the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

The offered securities also may be offered through agents we may designate from time to time. The applicable prospectus supplement will contain the name of any such agent and the terms of its agency. Unless otherwise indicated in the prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of the offered securities, we may utilize the services of any available electronic auction system to conduct an electronic “dutch auction” of the offered securities among potential purchasers who are eligible to participate in the auction of such securities, if so described in the prospectus supplement.

Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described in the prospectus supplement and, under agreements which may be entered into with us, may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which they may be required to make in respect of those liabilities.

Underwriters, dealers and agents may engage in transactions with us, or perform services for us in the ordinary course of business.

Offers to purchase the offered securities may be solicited directly by us or through our subsidiaries and sales thereof may be made by us directly to institutional investors or others. The terms of any such sales will be described in the applicable prospectus supplement.

LEGAL MATTERS

The legality of the securities will be passed upon for us by Covington & Burling LLP, Washington, D.C. and Barnes & Thornburg LLP, Indianapolis, Indiana, and for any underwriters, dealers or agents by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of our internal control over financial reporting as of December 31, 2018, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

€1,800,000,000

£250,000,000

Eli Lilly and Company

€600,000,000 0.500% Notes Due 2033

€500,000,000 1.125% Notes Due 2051

€700,000,000 1.375% Notes Due 2061

£250,000,000 1.625% Notes Due 2043

Prospectus Supplement

Joint Book-Running Managers

BofA Securities	Barclays	BNP PARIBAS	Citigroup	Deutsche Bank
Sustainability Structuring Agent

Senior Co-Managers

Academy Securities	CastleOak Securities, L.P.	R. Seelaus & Co., LLC	Ramirez & Co., Inc.

Co-Managers

C.L. King & Associates	Drexel Hamilton	Loop Capital Markets	Penserra Securities LLC